UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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NORWOOD FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2018

Dear Stockholder:

On behalf of the Board of Directors and management of Norwood Financial Corp., I cordially invite you to attend our 2018 Annual Meeting of Stockholders. The Annual Meeting will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 24, 2018, at 11:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. I will also report on our operations. Our directors and officers, as well as representatives of S.R. Snodgrass, P.C., our independent auditors, will be present to respond to stockholder questions.

You will be asked to (i) elect the Board's three nominees for director, (ii) approve an amendment to the Norwood Financial Corp. 2014 Equity Incentive Plan to make more of the currently reserved shares available for restricted stock awards and to ease certain restrictions on restricted stock awards to outside directors, and (iii) ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2018.  The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR each of the nominees, FOR approval of the amendment to the 2014 Equity Incentive Plan, and FOR ratification of the appointment of S.R. Snodgrass as independent auditors.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Stockholders of record can vote by returning the enclosed Proxy Card.  Stockholders may also vote by telephone or over the internet by following the instructions on the Proxy Card.  Also, you may vote in person at the meeting if you so choose. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Sincerely,
/s/ Lewis J. Critelli
Lewis J. Critelli President and Chief Executive Officer

NORWOOD FINANCIAL CORP.
717 MAIN STREET
HONESDALE, PENNSYLVANIA 18431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2018

The 2018 Annual Meeting of Stockholders of Norwood Financial Corp., will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 24, 2018, at 11:00 a.m., local time, for the following purposes:

1.	To elect three directors;
2.
To approve an amendment to the Norwood Financial Corp. 2014 Equity Incentive Plan to make more of the currently reserved shares available for restricted stock awards and to ease certain restrictions on restricted stock awards to outside directors; and

3.	To ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors for the fiscal year ending December 31, 2018.

all as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 12, 2018, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

A copy of our Annual Report for the year ended December 31, 2017 is enclosed.

Your vote is important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders of record can vote by written proxy card. Also, you may vote in person at the Annual Meeting if you so choose.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ William S. Lance
William S. Lance Secretary
Honesdale, Pennsylvania
March 23, 2018

Important Notice Regarding Internet
Availability of Proxy Materials
For the Shareholder Meeting to be
Held on April 24, 2018

The Proxy Statement and Annual Report to Stockholders
are available on the Stockholder Services Page of our website at
www.waynebank.com/stockholder-services

PROXY STATEMENT
OF
NORWOOD FINANCIAL CORP.
717 MAIN STREET
HONESDALE, PENNSYLVANIA  18431

ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2018

GENERAL

This proxy statement and the accompanying proxy card are first being distributed to stockholders of Norwood Financial Corp. on or about March 23, 2018, in connection with the solicitation by our Board of Directors of proxies for use at our 2018 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania on Tuesday, April 24, 2018, at 11:00 a.m., local time.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting
You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.10 par value (the "Common Stock"), as of the close of business on March 12, 2018 (the "Record Date"). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). For directions to the Annual Meeting, please visit our website at www.waynebank.com/honesdale-map.  As of the Record Date, a total of 6,257,280 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.
Voting by Proxy
The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the Board of Directors' form of proxy.  Stockholders of record may vote by proxy in any of three different ways:
●	Voting by Telephone. Call the toll-free number on the enclosed proxy card and follow the instructions in the recorded message. You will need to have your proxy card with you when you call.
●	Voting on the Internet. Go to www.investorvote.com/nwfl and follow the instructions. You will need to have your proxy card with you when you link to the internet voting site.
●	Voting by Mail. Complete, sign, date and return the enclosed proxy card in the envelope provided.
All shares of Common Stock represented at the Annual Meeting by properly executed or authenticated and dated proxies will be voted according to the instructions indicated on the form of proxy. If you return a proxy without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of its nominees for director, a vote "FOR" approval of the amendment to the 2014 Equity Incentive Plan and a vote "FOR" the ratification of the appointment of S.R. Snodgrass, P.C. as our independent auditors.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Board of Directors' form of proxy will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Board of Directors' form of proxy on the new Annual Meeting dates as well, unless you have revoked your proxy or the Board of Directors sets a new record date. The Company does not know of any other matters to be presented at the Annual Meeting.
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company's Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not by itself revoke your proxy.
If you hold your Common Stock in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.
Internet Access to Proxy Materials
Copies of this Proxy Statement and the 2017 Annual Report to Stockholders are available on the Stockholder Services page of the Company's website at www.waynebank.com/stockholder-services.  Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form.  Stockholders of record can make this election by calling toll-free to 1 (800) 598-5002, sending an email to info@waynebank.com, or by following the instructions on the Stockholder Services page at www.waynebank.com/stockholder-services. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.
Participants in the Wayne Bank Employee Stock Ownership Plan

The enclosed proxy card also serves as a voting instruction form for participants in the Wayne Bank Employee Stock Ownership Plan (the "ESOP"), and reflects all shares participants may vote under the ESOP.  ESOP participants may also give voting instructions by telephone or by internet as provided in the form.  Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her ESOP account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors of Wayne Bank will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees by mail is April 13, 2018.

Vote Required
The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting.  Under Pennsylvania law, if a proxy casts a vote for a matter on the agenda, the stockholder represented by that proxy is considered present for purposes of a quorum.  Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.
In voting on the election of directors, you may vote in favor of a nominee or withhold your vote from a nominee. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In voting to approve the amendment to the Norwood Financial Corp. 2014 Equity Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

In voting to ratify the appointment of S.R. Snodgrass, P.C. as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to report on their ownership to the Securities and Exchange Commission ("SEC"). A person is the beneficial owner of shares of Common Stock over which he or she has or shares voting or investment power or which he or she has the right to acquire at any time within 60 days from the Record Date. As of the Record Date, no persons or groups were known to the Company to beneficially own more than 5% of the Common Stock.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, each of whom also serves as a director of our principal subsidiary, Wayne Bank (the "Bank").  Our Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

Lewis J. Critelli, William W. Davis, Jr., and Meg L. Hungerford (collectively, the "Nominees") have been nominated by the Board of Directors for terms of three years each.  The Nominees currently serve as directors of the Company and have consented to serve, if elected.

The persons named as proxies in the Board of Directors' form of proxy intend to vote for the election of the Nominees, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the Board of Directors' form of proxy to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms and length of board service, number of shares owned and percentage ownership of the Common Stock for: (i) each of the persons nominated for election as directors of the Company at the Annual Meeting; (ii) each other director of the Company who will continue to serve as director after the Annual Meeting; and (iii) each executive officer who is not a director.  Beneficial ownership of the directors and executive officers of the Company as a group is also set forth below.

Name and Position(s) with Company	Age(1)	Year First Elected or Appointed(2)	Current Term Expires	Common Stock Beneficially Owned as of Record Date(3)(4)		Percent of Class

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2021

Lewis J. Critelli President, Chief Executive Officer and Director	58	2009	2018	73,538		1.1%
William W. Davis, Jr. Director and Chairman of the Board	73	1996	2018	46,899	(5)	*
Meg L. Hungerford Director	41	2017	2018	1,956		*

DIRECTORS CONTINUING IN OFFICE

Dr. Andrew A. Forte Director and Vice Chairman of the Board	59	2007	2019	14,057		*
Ralph A. Matergia Director	68	2004	2019	10,969	(5)	*
Susan Campfield Director	60	2006	2019	5,727		*
Joseph W. Adams Director	55	2015	2020	44,913		*
Kevin M. Lamont Director	59	2011	2020	128,207	(5)	2.0%
Dr. Kenneth A. Phillips Director	67	1988	2020	13,671		*
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William S. Lance Executive Vice President, Chief Financial Officer and Secretary	58	Na	Na	10,350		*
James F. Burke Executive Vice President and Chief Lending Officer	49	Na	Na	9,388		*
Robert J. Mancuso Executive Vice President and Chief Operating Officer	60	Na	Na	7,811		*
John F. Carmody Executive Vice President and Chief Credit Officer	48	Na	Na	18,371		*
John H. Sanders Senior Vice President, Retail Lending Manager	60	Na	Na	23,070		*

All directors, nominees and executive officers as a group (14 persons)				408,927		6.4%

________
*	Less than 1% of the Common Stock outstanding.
(1)	As of December 31, 2017.
(2)	Refers to the year the individual first became a director of the Company or the Bank. (footnotes continued on following page)

(3)
Unless otherwise noted, the directors, executive officers and group named in the table have sole or shared voting power or investment power with respect to the shares listed in the table. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the Record Date:  Lewis J. Critelli – 30,900; Susan Campfield – 4,875; Dr. Andrew A. Forte – 4,050; Ralph A. Matergia – 4,875; Dr. Kenneth A. Phillips – 4,050; William S. Lance – 7,200; James F. Burke – 3,750; John F. Carmody – 8,025; Robert J. Mancuso – 2,700; and John H. Sanders – 13,350.

(4)	Excludes shares of restricted stock awarded under the Company's 2014 Equity Incentive Plan that have not yet vested.
(5)
Excludes 148,068 shares of Common Stock held under the Wayne Bank Employee Stock Ownership Plan ("ESOP") for which such individuals serve as the ESOP trustees.  Such shares are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duty of the trustees.  Beneficial ownership is disclaimed with respect to such ESOP shares held in a fiduciary capacity.

Biographical Information

The biographies of each of the nominees and continuing directors below contain information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director for the Company.

Nominees for Director:

Lewis J. Critelli was named President and Chief Executive Officer of the Company and the Bank effective January 1, 2010.  He had served as Executive Vice President, Secretary and Chief Financial Officer of the Company and the Bank since 1998 after joining the Bank in 1995.  His many years of service in many areas of operations at the Bank and current duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters.

William W. Davis, Jr. served as President and Chief Executive Officer of the Company and the Bank from August, 1996 until his retirement on December 31, 2009.  His many years of service in many areas of operations at the Bank and past duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters.

Meg L. Hungerford has served as the Director of Finance for the City of Oneonta, New York since 2009.  She also currently serves as the President of the New York State Society of Municipal Finance Officers and on the Executive Committee of the New York Conference of Mayors and Municipal Officials.  Ms. Hungerford served on the board of directors and audit committee of Delaware Bancshares, Inc. and its wholly owned subsidiary, The National Bank of Delaware County, from 2010 until their acquisition by the Company in July 2016. Her public service and involvement in her community for over 20 years provides knowledge of the local economy and business opportunities and make her a valuable contributor to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Dr. Andrew A. Forte is the President of Forte, Inc., a family owned corporation which operates the Stroudsmoor Country Inn, a hospitality and banquet facility in Stroudsburg, Pennsylvania.  He has a Doctoral Degree in management from the Lubin School of Business, Pace University.  He is a Certified Public Accountant, who practiced public accountancy with KPMG Peat Marwick as an Audit Manager through June 1985.  His financial and accounting background brings valuable expertise to the Board and his participation in our local community for over 34 years brings knowledge of the local economy and business opportunities for the Bank.

Ralph A. Matergia is a founding partner of the law firm of Matergia and Dunn in Stroudsburg, Pennsylvania with which he has practiced for over 43 years. Previously, he had served as Solicitor for the Monroe County Treasurer for over 30 years.  He also served as the Solicitor for the Borough of Stroudsburg from 1979 to 2016.  His participation in our local community for over 43 years brings knowledge of the local economy and business opportunities for the Bank.

Susan Campfield is the President and Chief Executive Officer of Gumble Brothers, Inc., a building material supplier located in Paupack, Pennsylvania.  She works with various contractors and builders and has an extensive knowledge of the local construction market.  Her participation in our local community for over 27 years brings knowledge of the local economy and business opportunities for the Bank.

Joseph W. Adams is a member of the Wayne County Board of Commissioners.  He retired as Superintendent of Schools for the Western Wayne School District on February 1, 2017.  Previously, he served as Senior Executive Vice President for Wealth Management at the Dime Bank, Honesdale, Pennsylvania, with which he had been employed in various officer positions since 2003.  A fifth generation resident of Wayne County, his strong local ties, business experience, financial background and his participation in our local community for over 32 years,  brings knowledge and business opportunities to the Bank.

Kevin M. Lamont was appointed to the Board of Directors upon the completion of the Company's acquisition of North Penn Bancorp, Inc. on May 31, 2011.  Prior to the merger, he served as the Chairman of the Board of North Penn Bancorp, Inc. and North Penn Bank.  He is also President of Lamont Development Company, Inc.  Mr. Lamont developed, owned and operated two major assisted living communities in Northeast Pennsylvania.  Mr. Lamont has been a licensed Nursing Home Administrator in Pennsylvania since 1980 and has extensive experience in all aspects of business management and finance.  His participation in our local community for over 38 years brings knowledge of the local economy and business opportunities for the Bank.

Dr. Kenneth A. Phillips is a retired optometrist.  Dr. Phillips has in-depth knowledge of the Bank's market area and is active in various community activities.  His participation in our local community for over 43 years brings knowledge of the local economy and business opportunities for the Bank.

Business Background of Our Executive Officers Who Are Not Directors

The business experience for the past five years of each of the Company's executive officers who is not a director is set forth below.  Unless otherwise indicated, the executive officer has held his position for the past five years.

William S. Lance was named Executive Vice President in December 2011.  He joined the Company as Senior Vice President and Chief Financial Officer in March 2010.

James F. Burke was named Executive Vice President in December, 2014.  He joined the Company as Senior Vice President of the Company and Senior Vice President-Chief Lending Officer of the Bank in October, 2013.  Prior to joining the Company and the Bank, he had served as Senior Vice President, Regional Lending Executive of Luzerne Bank, Luzerne, Pennsylvania since 2011 and Vice President, Regional Commercial Lending Manager of Pennstar Bank, Scranton, Pennsylvania, a subsidiary of NBT Bancorp, since 2007.

Robert J. Mancuso was named Executive Vice President in June, 2014 and Chief Operating Officer in 2017.  He joined the Company as Senior Vice President of the Company and Senior Vice President-Chief Information Officer of the Bank in January 2013.  Prior to joining the Company and the Bank, he had served as a First Senior Vice President of First National Community Bank, Dunmore, Pennsylvania, since 2008.

John F. Carmody was named Chief Credit Officer in October 2013 and Executive Vice President in April 2015.  Prior thereto, he had served as Senior Vice President, Senior Loan Officer and head of Commercial Banking since January 1, 2012.  Prior to that time, he had served as a Commercial Loan Officer at the Bank since April 2001.

John H. Sanders is Senior Vice President of the Company and Senior Vice President – Retail Lending Manager for the Bank.

In order to resolve an investigation into the accounting and reporting by a bank holding company with which he was previously employed with respect to certain pooled trust preferred securities in 2009 and 2010, the bank holding company and William S. Lance, without admitting or denying the findings therein, consented to the issuance of an administrative order by the SEC on January 28, 2015, finding violations of certain provisions of the securities laws, including Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934. The administrative order applicable to Mr. Lance included a cease and desist order and a separate civil money penalty of $20,000.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Davis, Phillips, Matergia, Adams, Campfield, Forte, Hungerford and Lamont are independent under the independence standards of The Nasdaq Global Market on which the Common Stock is currently listed. In determining the independence of directors, the Board of Directors considered the deposit and loan relationships which various directors have with the Bank and certain business relationships between the Bank and organizations in which certain directors have an interest. In determining whether Mr. Matergia is independent, the Board of Directors considered work occasionally done by his law firm for the Bank but determined that due to the small volume of work done, his independence was not affected.  There are no members of the Audit Committee who do not meet the independence standards of The Nasdaq Global Market for Audit Committee members, and no members of the Audit Committee are serving under any exceptions to these standards.

Code of Ethics

The Company has adopted a Code of Ethics, which applies to all directors, officers and employees of the Company and the Bank.  The Code of Ethics is available on the Stockholder Services page of the Company's website at www.waynebank.com/stockholder-services.  It is expected that all directors, officers and employees act, in all matters, in accordance with the highest standards of personal and professional conduct in all aspects of their employment and association with the Company and the Bank, to comply with all applicable laws, rules and regulations and to adhere to all policies and procedures adopted by the Company and the Bank.

Board Leadership Structure and Role in Risk Oversight

Under the Board of Directors' current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals.  William W. Davis, Jr. serves as Chairman of the Board of Directors.  Mr. Davis is an independent director and does not serve in any executive capacity with the Company.  The Company's Chief Executive Officer is Mr. Lewis J. Critelli.  Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.

The Board of Directors has general authority over the Company's risk oversight function with authority delegated to various board committees to review risk management policies and practices in specific areas of the Company's business.  The Audit Committee is primarily responsible for overseeing the Company's risk management.  The Audit Committee works closely with officers involved in the risk management function including the internal audit staff who report directly to the Audit Committee.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank.  During the fiscal year ended December 31, 2017, the Board of Directors of Norwood Financial Corp. held seven regular meetings and one special meeting and the Board of Directors of the Bank held twelve regular meetings.   Independent directors meet twice annually in executive sessions.  No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2017.

Audit Committee. The Audit Committee is comprised of Directors Forte, Phillips, Matergia, Hungerford and Campfield.  The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the listing requirements for The Nasdaq Global Market. The Board of Directors has adopted a charter for the Audit Committee which is available on the Stockholder Services page of our website at www.waynebank.com/stockholder-services.  The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company's audit program. The Audit Committee also meets with the Company's independent auditors to discuss the results of the annual audit and any related matters.

In addition to regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met four times during the fiscal year ended December 31, 2017.

Compensation Committee. The Compensation Committee consists of Directors Lamont, Matergia and Davis.  This standing committee met three times during the fiscal year ended December 31, 2017 to review the compensation of the chief executive officer and other executive officers. The members of the Compensation Committee are independent in accordance with the listing requirements of The Nasdaq Global Market. For a discussion of the committee's processes and procedures for determining director and executive officer compensation, see the "Compensation Discussion and Analysis" below. The Board of Directors has adopted a charter for the Compensation Committee which is available on the Stockholder Services page of our website at www.waynebank.com/stockholder-services.

Audit Committee Financial Expert

The Board of Directors has determined that Dr. Andrew A. Forte, a member of the Company's Audit Committee, is an "Audit Committee Financial Expert" as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has also determined that Dr. Forte is independent as that term is used in the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Directors Lamont, Matergia and Davis at December 31, 2017. Director Lamont serves as Chairman of the Compensation Committee. Members of the Compensation Committee are non-employee directors of the Company and the Bank. No member of the Committee or any other director is, or was during 2017, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves.  None of the executive officers of the Company is, or was during 2017, a member of the board of directors or a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Director Nomination Process

The Nominating Committee consists of Directors Lamont, Matergia and Davis, each of whom is independent within the meaning of the rules of The Nasdaq Global Market. The Nominating Committee met once during the year ended December 31, 2017.  The Board of Directors has adopted a charter for the Nominating Committee which is available on the Stockholder Services page of our website at www.waynebank.com/stockholder-services.

The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee's process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee's nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

To be considered in the Committee's selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the anniversary of the date the proxy statement for the previous year's annual meeting was first distributed to stockholders.  Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. The Committee believes potential directors should be stockholders, should have the highest personal and professional integrity and should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.  The Committee may consider diversity in market knowledge, background, experience, qualifications, and other factors as part of its evaluation of each candidate.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. In addition, directors are accessible to stockholders on an informal basis throughout the year and formally at the Annual Meeting. The Board encourages, but does not require, directors to attend the Annual Meeting of Stockholders. All then-serving directors attended the 2017 Annual Meeting of Stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company's operating results for 2017 indicate that our compensation programs continue to support our operating goals and our financial targets in our efforts to build long-term value for our shareholders.  Operating results for 2017 reflected a full year of benefits associated with the acquisition of Delaware Bancshares, Inc., which was completed in July 2016.  Our return on assets was 0.73% and return on equity increased to 7.04% for 2017.  The Company maintained a net interest margin of 3.56% and capital levels above our peers. Our cash dividends declared for the year increased to $0.87 per share in 2017 up from $0.83 per split-adjusted share in 2016.  In addition, the Company paid a 50% stock dividend to further enhance shareholder value.

A summary of the actions taken by the Compensation Committee ("Committee") in 2017 related to our compensation programs applicable to our Named Executive Officers (NEOs) listed in the Summary Compensation Table include:

•
We implemented additional Salary Continuation Agreements with certain NEOs in order to provide stronger retention incentives to our management team and to facilitate their focus on efforts to continuing building long-term shareholder value;

•	Restricted Stock was awarded to the NEOs in December, 2017;
•	Cash bonuses were paid to our NEOs ranging from 19% of salary to 48% of salary; and
•	Base salary increases for our NEOs were approved ranging from 4.3% of salary to 25.0% of salary.

Shareholder Advisory Votes on Executive Compensation

At the 2017 Annual Meeting of Shareholders, shareholders approved the advisory vote on the Company's executive compensation policies and practices as disclosed in the Compensation Discussion and Analysis ("CD&A") and the proxy statement by 92.7% of the shares voting on the matter.  The Committee considered this supportive vote in continuing its administration of compensation for the NEOs in 2017.

Philosophy and Objectives

The Company's compensation programs are designed to effectively attract, retain, motivate and reward the NEOs and all employees for their performance. The Company believes in maintaining a competitive compensation package to insure continuity of the management team with the goal of increasing shareholder value over the long-term.

The objectives of the compensation package include the following:

•
Create an overall compensation package that is competitive with those offered by other financial institutions in our market area while providing appropriate incentives for the achievement of short and long term performance goals;

•	Encourage achievement of short-term performance goals through cash incentive programs;
•	Use stock incentive plans to encourage long-term corporate performance and align interests of management with stockholders;
•	Encourage long-term management continuity and loyalty through the accrual of post-employment benefits; and
•	Monitoring the incentive compensation applicable to NEOs and other officers and employees within acceptable parameters of risk to the Company.

Financial service is a competitive industry and the Company operates in a market area which is headquarters to many other community banks as well as much larger institutions. The NEO officer compensation packages are therefore structured to retain the current team. The Company believes this is important due to the following attributes of the NEOs:

•	In depth knowledge of the local markets;
•	Familiarity with Norwood's operations;
•	Strong customer relationships; and
•	Management succession planning.

The Company has a balanced package of short-term, cash-based compensation and longer-term, stock-based plans and retirement plans. The Company's Executive Compensation package includes the following key elements:

•	Base Salary;
•	Cash Incentive Bonus Plan;
•	Long-Term Equity-Based Incentive Compensation;
•	Employment and Change of Control Agreements;
•	Post-Employment and Retirement Programs;
•	Insurance and Other Benefits; and
•	Perquisites and Other Personal Benefits.

Administration of Compensation Program

The Compensation Committee of the Company is responsible for the administration of the compensation program of the President and Chief Executive Officer, the Chief Financial Officer and the other Named Executive Officers.

The Committee meets in the fourth quarter of each year to determine annual salary adjustments, cash bonus, stock and stock option awards for NEOs. The Company does not have a formal policy addressing each specific type of compensation.

The Committee does consider a variety of factors as it evaluates compensation for each NEO, including:

•	Overall company performance as compared to budget and prior year's performance;
•	Bank regulatory compliance;

•	Bank performance metrics compared to peers, including return on assets, return on equity, charge-offs, level of non-performing loans and efficiency ratio; and
•	The individual achievements of each NEO in their respective areas of responsibility.

In establishing base salaries and increases, the committee has access to various compensation surveys to ensure a competitive salary level. These include:

•	The Conference Board Salary increase survey;
•	SNL Executive Compensation Review; and
•	A peer group of companies, as listed below.

The Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant's fees and all other terms of the engagement. In 2017, the Committee retained the services of Blanchard Consulting Group ("Blanchard Consulting"), an independent compensation consulting firm. Blanchard Consulting assisted the Committee during the fiscal year in preparing a review of the Company's peer group of companies and providing guidance with respect to the Company's market competitiveness to the selected peer group in terms of base salary, cash compensation, direct compensation (salary, annual cash incentives and the economic value of equity awards) and total compensation.  A representative from Blanchard Consulting attends Committee meetings upon request for the purpose of reviewing compensation data with the Committee and participating in general discussions on compensation for the named executive officers. While the Committee considers input from Blanchard Consulting when making compensation decisions, the Committee's final decisions reflect many factors and considerations.

Blanchard Consulting reports directly to the Committee and does not provide any other services to the Company. The Committee has analyzed whether the work of Blanchard Consulting as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Blanchard Consulting; (ii) the amount of fees from the Company paid to Blanchard Consulting as a percentage of Blanchard Consulting's total revenue; (iii) Blanchard Consulting's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Blanchard Consulting or the individual compensation advisors employed by Blanchard Consulting with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Blanchard Consulting or the individual compensation advisors employed by Blanchard Consulting. The Committee has determined, based on its analysis of the above factors, among others, that the work of Blanchard Consulting and the individual compensation advisors employed by Blanchard Consulting as compensation consultants to the Company has not created any conflict of interest.

The Company does not specifically benchmark compensation to any specific group of companies.

Peer group of financial institutions utilized in 2017 consisted of the following banks with total assets between $750 million and $2.0 billion competing in the Pennsylvania market: Peoples Financial Services Corp. (PFIS); Codorus Valley Bancorp, Inc. (CVLY); Republic First Bancorp, Inc. (FRBK); Orrstown Financial Services, Inc. (ORRF); Citizens & Northern Corp. (CZNC); Citizens Financial Services, Inc. (CZFS); AmeriServ Financial Inc. (ASRV); ACNB Corp. (ACNB); First National Community Bancorp, Inc. (FNCB); Franklin Financial Services Corp. (FRAF); ENB Financial Corp. (ENBP); CB Financial Services, Inc. (CBFV); Royal Bancshares, Inc. (RBPAA); Malvern Bancorp, Inc. (MLVF); Harleysville Savings Financial Corporation (HARL); Fidelity D&D Bancorp, Inc. (FDBC); ESSA Bancorp, Inc. (ESSA); Embassy Bancorp, Inc. (EMYB); Mid Penn Bancorp, Inc. (MPB); Penns

Woods Bancorp, Inc. (PWOD); First Keystone Corporation (FKYS); QNB Corp. (QNBC); and DNB Financial Corporation (DNBF).

In reviewing the available information, we review the overall information available, including salary, bonus, incentive compensation and other compensation. We do not have a pre-defined target level of compensation to which we set our compensation levels.  A review of the 2017 peer group report provided by Blanchard Consulting, indicates that the Company's base salaries, annual discretionary cash bonuses and total compensation for each of its NEOs is below the median levels for comparable positions in the peer group.

Absent a material increase in duties or a significant change in the economic or competitive landscape, NEO salaries are not increased materially from year to year.  At each Committee meeting, the Chief Executive Officer discusses with the Committee the performance evaluations of each of the NEOs, excluding himself, and presents his recommendations. The Chief Executive Officer is not present for any discussion involving his compensation.

Depending on the Company's performance for the year, the Committee establishes a cash incentive bonus pool based on a percentage of pre-tax earnings. Specific bonus amounts are awarded to each NEO based on performance as determined within the discretion of the Committee. The Company realizes that all employees contribute to its success, and therefore, cash bonuses are also distributed to employees at all levels based on merit. The Company has never been required to materially adjust or restate the pre-tax earnings on which the bonus pool has been calculated and does not have a policy regarding the adjustment or recovery of bonuses in such an event.

The Committee also may grant stock option awards and restricted stock awards under the Company's 2014 Equity Incentive Plan. Such equity awards are designed to provide long-term incentives to NEOs, directors and other key employees that contribute to the success of the Company. The ten-year life of the options and five-year vesting of restricted stock awards are structured to retain the NEOs and promote the long-term success of the Company.

The Board of Directors believes that equity-based compensation is important in aligning the interests of management with those of shareholders and has established the Wayne Bank Employee Stock Ownership Plan and the 2014 Equity Incentive Plan to help it achieve this objective. Although each of the NEOs has a substantial personal investment in the Common Stock, the Board of Directors does not have formal equity ownership requirements or guidelines for executive officers.

Components of Compensation Program

The major components of compensation for 2017 were as follows:

Salary

As a result of the Company's ongoing success and the continuity of the management team, the average base salary increase of 5.2% was above the median of 3.0% as stated in the Conference Board Survey.  The Committee approved an average 3.0% increase in staff salaries at the December meeting. This level was based on information from the Conference Board which indicated commercial banks would increase officer salaries by 3.0%. NEO salary increases ranged from 4.3% to 25.0% excluding increases related to any material changes in duties. The employment agreement in effect in 2017 with Mr. Critelli provided for a base salary of $260,000 and a minimum annual increase of $5,000.

Annually, the Committee reviews the salary levels of the CEOs in the peer group established (as detailed above).  In 2017, the salary range paid to the CEOs in this peer group was $232,000 to $533,000 with a median of $368,000.  The base salary for Mr. Critelli will increase from $260,000 to $325,000, a

25.0% increase, effective January 1, 2018. Other salary increases approved for the NEOs, effective as of January 1, 2018, ranged from 4.3% to 15.2%.

Bonus

For 2017, the Board approved a bonus pool equal to $710,000, or 4.8%, of pre-tax earnings to be distributed to all NEOs, other officers and employees. Historically, this bonus pool percentage has varied from 3.7% to 5.1% of pre-tax earnings.  In establishing this bonus pool, the Committee reviewed the Company's overall performance which exceeded expectations after considering the impact of any non-recurring events.  Awards under the bonus pool are made within the discretion of the Committee and are not based upon pre-established performance criteria.  Cash Bonuses approved by the Committee in December 2017 for the NEOs ranged from $27,000 to $125,000.

Stock Based Awards

The Committee approved stock option awards and restricted stock awards under the 2014 Equity Incentive Plan. The purpose of the plan is to provide incentives and rewards to officers, employees and directors that contribute to the success and growth of the Company. In 2017, a total of 26,750 options were granted to twenty key employees. Additionally, a total of 8,000 options were granted to outside directors in 2017.  Such options granted in 2017 represent 0.56% of total shares outstanding.

At the 2014 Annual Meeting of Stockholders, the Stockholders approved a new stock-based incentive plan providing for a new program which may award up to an additional 375,000 shares of Common Stock in the form of stock options and restricted stock awards.  In 2017, a total of 9,400 shares of restricted stock were awarded under this Plan to Executive Officers and Directors.  NEOs received 9,000 stock awards in December 2017, as follows:

Name	Stock Award
Lewis J. Critelli	3,000 Shares
William S. Lance	1,500 Shares
James F. Burke	1,500 Shares
Robert J. Mancuso	1,500 Shares
John F. Carmody	1,500 Shares

Timing of Grants

Stock awards are typically granted annually as part of the individual performance review process. This takes place at the Compensation Committee Meeting in the fourth quarter. The full board ratifies the actions of the Committee in December and establishes the grant date. The exercise price of stock options is based upon the last sale price of the Company's stock at the closing on the effective date of grant or if there is no trading on such date then the last trading day prior to such date of grant.  As described above, options for 34,750 shares were awarded in December, 2017.

Retirement Arrangements

The Company has a Salary Continuation Plan agreement with Mr. Critelli.  The agreement provides that upon termination of employment on or after reaching age 62, or following a change-in-control, if earlier, such executive will be eligible to receive annual retirement benefits as detailed in the Pension Benefits Table below. The Salary Continuation Plan was initially established in 1999. The benefit amount was calculated based on the amount of supplemental retirement income needed to allow the executive to retire on approximately 40%-75% of projected final salary when such supplemental benefit is added to the Company's qualified retirement plans and social security. The range of 40% to

75% of final salary is based on total years of service with the Company from inception date of the plan. The target supplemental salary level payable at normal retirement age as follows:  up to 15 years of service – 40%, 15-25 years – 65% and 25 or more – 75%.   Mr. Critelli will be entitled to an annual retirement benefit of $100,000 if he continues working until age 65 (the "Age 65 Benefit")

In 2017, the Company implemented similar Salary Continuation Plan agreements for NEOs (i)  William S. Lance, Executive Vice President and Chief Financial Officer; (ii) Robert J. Mancuso, Executive Vice President and Chief Operating Officer; and (iii) James F. Burke, Executive Vice President and Chief Lending Officer.  Such Salary Continuation Agreements are intended to provide benefits to the Executives upon retirement, death, or disability, or in the event of a Change in Control (as defined in the Salary Continuation Agreements). Upon a separation of service from the Bank at the Normal Retirement Age of 65, the Bank will be obligated to pay to the Executives the Normal Retirement Benefits specified in their respective Salary Continuation Agreements in monthly installments for a period of fifteen (15) years. The Normal Retirement Benefits for Messrs. Lance, Mancuso and Burke are $50,000, $30,000 and $60,000 per annum, respectively.  An Executive who continues working past the Normal Retirement Age will earn an increased benefit for each month worked up to age 67.  If an Executive has a separation from service (other than in connection with a Change in Control or a termination for cause) or becomes disabled prior to reaching Normal Retirement Age, he will be eligible for a reduced annual benefit equal to the annual retirement benefit accrued through the date of separation or disability payable in monthly installments for a period of fifteen (15) years beginning at Normal Retirement Age or the month after disability, as the case may be.

In the event of a Change in Control occurring prior to a separation from service, disability or Normal Retirement Age, the Executives will be entitled to receive an annual benefit equal to their Normal Retirement Benefit (or the Age 65 Benefit in the case of Mr. Critelli) in equal monthly installments for 15 years commencing the month following Normal Retirement Age in lieu of any other benefit under the Salary Continuation Agreement.  In the event of a Change in Control occurring after Normal Retirement Age (or after age 65 in the case of Mr. Critelli) but prior to a separation from service or disability, the Bank will pay the executive an annual benefit equal to the annual retirement benefit accrued through the date of the Change in Control for 15 years commencing the month following the Change in Control.

In the event of an Executive's death before separation from service, disability or a Change in Control, the Normal Retirement Benefit (or the Age 65 Benefit in the case of Mr. Critelli) will be paid to the Executive's beneficiary over 15 years commencing the month following the Executive's death.  If death occurs after Normal Retirement Age (or after age 65 in the case of Mr. Critelli) but prior to separation from service, disability or a Change in Control, the death benefit will be increased for each month worked up to age 67. If death occurs after retirement but prior to receipt of all payments due and owing under the Salary Continuation Agreement, payments will continue to be made in the same amounts and at the same times to the Executive's beneficiary. In the event of the Executive's death after qualifying for benefits under the Salary Continuation Agreements but before Normal Retirement Age, the Bank will pay the Executive's beneficiary the same amount and for the same period as the Bank would have been required to pay the Executive at Normal Retirement Age but payments will commence the month following the Executive's death. No Executive will be entitled to receive any benefits under the Salary Continuation Agreements in the event of termination for cause.

The Salary Continuation Agreements require the Executives to comply with certain non-competition and non-solicitation restrictions following a termination of employment as a condition to the continued receipt of benefits.

The NEOs participate in the Bank's defined contribution profit-sharing and 401(k) Plan which is open to all employees over the age of 21 who have met the eligibility requirements. The 401(k) Plan permits employees to make pre-tax contributions of between 2% and 10% of their compensation to their accounts in the 401(k) Plan and the Bank will match the first 3% of the contribution. In addition, in 2017, the Committee approved an additional corporate contribution equal to 6% of each eligible employee's compensation. The Committee considers the financial performance of the Company when it sets the Company's annual contribution under the plan. For each eligible NEO, the Company contributed a total of 9% of the NEO's base salary to the Plan, the same percentage as for all eligible employees who contributed at least 3% of their compensation to their account.

Each of the NEOs participate in the Employee Stock Ownership Plan (ESOP) which is open to all employees who have met the eligibility requirements.  There have been no contributions to the Plan since 1996.  The compensation reported for Messrs. Critelli and Carmody represents shares purchased with dividends received on previously allocated shares of common stock.

Employment Agreement and Change In Control Severance Arrangements

As part of the long-term compensation package, the Company and the Bank have entered into a three-year employment agreement with Mr. Critelli. If the Company terminates Mr. Critelli, without just cause and absent a Change in Control, he would be entitled to a payment of salary for amounts due under the agreement with a minimum severance payment of one year's salary. The agreement has a two-step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in control or an involuntary termination without just cause or a voluntary termination for good reason occurring during the six months before or within one year after a change-in-control, Mr. Critelli would be paid a lump sum amount equal to three times the five-year average of his annual compensation less $1.00. We believe that the change-in-control provision is desirable in order to ensure that Mr. Critelli remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control. In the event of a change in control, the Company will indemnify Mr. Critelli for any tax penalties that may be incurred by him for amounts received that exceed the limitations under Sections 280G and 4999 of the Internal Revenue Code of 1986 (the "Code").  A portion of such payments that could be made by the Company to Mr. Critelli as severance payments following a Change in Control transaction might be a non-deductible payment of the Company for federal income tax purposes.  The Committee believes that it is in the best interests of the Company's shareholders that the Committee has the flexibility to make severance payments that might exceed deductibility limits under Section 280G of the Code.

The Company and the Bank have entered into a five-year change in control severance agreement with Mr. William S. Lance, Chief Financial Officer.  The agreement has a two-step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in-control or an involuntary termination without just cause or a voluntary termination for good reason occurring during the six months before or within one year after a change-in-control, Mr. Lance would be paid a lump sum amount equal to two times his then-current base salary, and not to exceed the tax-deductible limits under Section 280G of the Code of three times the five-year average of his total taxable annual compensation less $1.00. We believe that the change-in-control provision is desirable in order to ensure that Mr. Lance remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control.

The Company and the Bank have entered into a three-year change in control severance agreement with Mr. James F. Burke, Chief Lending Officer. The agreement has a two-step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in-control or an involuntary termination without just cause or a voluntary termination for good reason occurring during the six months before or within one year after a change-in-control, Mr. Burke would be paid a lump sum amount equal to two times his then-current base salary, and not to exceed the tax-deductible limits under Section 280G of the Code of three times the five-year average of his total taxable annual compensation less $1.00. We believe that the change-in-control provision is desirable in order to ensure that Mr. Burke remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control.

The Company and the Bank have entered into a five-year change in control severance agreement with Mr. Robert J. Mancuso, Chief Operating Officer. The agreement has a two-step change-in-control trigger under which, in case of a voluntary termination within 30 days of a change-in-control or an involuntary termination without just cause or voluntary termination for good reason occurring during the six months before or within one year after a change-in-control, Mr. Mancuso would be paid a lump sum amount equal to his then-current base salary, not to exceed three times the five-year average of his total taxable annual compensation less $1.00. In January 2018, Mr. Mancuso's change in control severance agreement was renewed for another five years with a severance benefit equal to two times current salary. We believe that the change-in-control provision is desirable in order to ensure that Mr. Mancuso remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control.

On January 16, 2018, the Company and the Bank entered into five-year Change-in-Control Severance Agreement with Executive Vice President and Chief Credit Officer John F. Carmody.  The Change-in-Control Severance Agreement has a two-step change-in-control  trigger under which, in case of a voluntary termination for any reason within 30 days of a change-in-control or an involuntary termination without just cause or a voluntary termination for good reason occurring during the six months before or within one year after a change-in-control, Mr. Carmody would be paid a lump sum amount equal to his then-current base salary, not to exceed the tax-deductible limits under Section 280G of the Code of three times the five-year average of his total taxable annual compensation less $1.00.  We believe that the change-in-control provision is desirable in order to ensure that Mr. Carmody remains focused on the interests of the Company and its shareholders in the event of a pending change-in-control.

Other Benefits and Perquisites

In accordance with the terms of Mr. Critelli's employment agreement, the Company provides him with use of an automobile, including insurance, maintenance, fuel, fees and other costs.  In 2017, the Company provided Mr. Burke with the use of an automobile, including insurance, maintenance, fuel, fees and other costs.  In lieu of providing company-owned vehicles, the Company provides an automobile allowance to Mr. Lance and Mr. Mancuso.   The Company also pays the costs for use of a local country club to facilitate business activities by the NEOs.

Other Matters

The Committee balances short-term and long-term compensation for the NEOs.  Long term compensation includes stock option grants, stock awards, salary continuation plan and other benefits available to all employees which includes contributions to 401(k) Plan, ESOP and life insurance.  For 2017, the target range for short-term compensation as a percentage of total compensation was 50% to 75% with long-term compensation at 25% to 50% of total compensation. We believe this formula is competitive within our market place and peer group.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kevin M. Lamont, Chairman
Ralph A. Matergia
William W. Davis, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION RISK ASSESSMENT

In 2017, senior management conducted a Compensation Risk Assessment with respect to incentive compensation programs which may be applicable to any of its executive officers and employees.  Such Compensation Risk Assessment was presented to and reviewed by the Compensation Committee. This Compensation Risk Assessment concluded the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last three fiscal years by our principal executive officer, principal financial officer and the three other most highly compensated executive officers whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2017 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.  We do not have any plans providing for non-equity incentive compensation to the Named Executive Officers.

				Stock	Option	Change in Pension Value and Nonqualified Deferred Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards (2)	Awards (2)	Earnings (3)	Compensation(4)	Total

Lewis J. Critelli	2017	$260,000	$125,000	$98,430	$—	$44,983	$45,056	$573,469
President and	2016	237,000	100,000	67,120	—	35,430	43,917	483,467
Chief Executive Officer	2015	230,000	30,000	35,688	—	32,877	41,092	369,657

William S. Lance	2017	$175,300	$50,000	$49,215	$—	$24,414	$19,094	$318,023
Executive Vice President,	2016	170,500	42,500	33,560	—	—	17,664	264,224
Chief Financial Officer and	2015	166,500	15,000	21,413	—	—	17,311	220,224
Secretary

James F. Burke	2017	$165,000	$50,000	$49,215	$—	$10,422	$15,871	$290,508
Executive Vice President and	2016	155,000	35,000	33,560	—	—	16,246	239,806
Chief Lending Officer	2015	150,000	20,000	21,413	—	—	14,704	206,117

Robert J. Mancuso	2017	$144,000	$45,000	$49,215	$—	$21,587	$16,326	$276,128
Executive Vice President and	2016	136,500	37,500	33,560	—	—	14,410	221,970
Chief Operating Officer	2015	133,000	12,000	21,413	—	—	14,112	180,525

John F. Carmody	2017	$139,000	$27,000	$49,215	$—	$—	$21,254	$236,469
Executive Vice President and	2016	135,000	22,000	33,560	—	—	21,528	212,088
Chief Credit Officer	2015	131,000	11,000	21,413	—	—	20,653	184,066
________________
(1) (2)

For 2016, Mr. Critelli's bonus included a special allocation of $25,000 related to the successful completion of the acquisition of Delaware Bancshares, Inc.  For Messrs. Lance and Mancuso, the 2016 bonus included a special allocation of $12,500 related to the successful completion of the acquisition.
Based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.  For assumptions used in determining the grant date for value of the options and restricted stock awards, see Note 11 of Notes to the Consolidated Financial Statements in the 2017 Annual Report to Stockholders.  The fair value of restricted stock awards is equal to the market value of the Common Stock underlying the award on the date of grant.

(3)	Consists of increase in actuarial present value of benefits under Salary Continuation Plan.
(4)	All other compensation for 2017 consists of the following:

		Life		ESOP
	401(k) Matching	Insurance	Automobile		Value at
	Contributions	Paid	Allowance	No. of Shares	$33.00 Share *	Total

Lewis J. Critelli	$21,300	$1,778	$-	666	$21,978	$45,056
William S. Lance	14,724	2,370	2,000	-	-	19,094
James F. Burke	13,517	2,354	-	-	-	15,871
Robert J. Mancuso	12,090	2,236	2,000	-	-	16,326
John F. Carmody	11,427	2,172	-	232	7,655	21,254

*	Fair market value of Common Stock as of December 31, 2017.
Excludes the value of certain perquisites and personal benefits which did not exceed $10,000 in the aggregate for any Named Executive Officer.

Grants of Plan-Based Awards. The following tables set forth certain information with respect to plan-based awards granted to the Named Executive Officers. All grants of restricted stock were made under the 2014 Equity Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units Awarded (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Lewis J. Critelli	12/12/17	3,000	--	$--	$98,430
William S. Lance	12/12/17	1,500	--	--	49,215
James F. Burke	12/12/17	1,500	--	--	49,215
Robert J. Mancuso	12/12/17	1,500	--	--	49,215
John F. Carmody	12/12/17	1,500	--	--	49,215

Lewis J. Critelli has entered into a three-year employment agreement with the Company and the Bank. The employment agreement provides for annual one-year renewals on each anniversary date of the agreement unless either party provides prior written notice to the contrary. The agreement provides that the Board of Directors will review his salary not less often than annually and shall increase his base salary by no less than $5,000 per year. The employment agreement provides that Mr. Critelli will participate equitably in discretionary bonuses that the Board of Directors may award to senior management from time to time. Mr. Critelli is also entitled to participate in specified benefit plans and in any fringe benefits made available to senior management.

In accordance with SEC regulations, the Summary Compensation Table reports the aggregate grant date value of option and restricted stock awards in the fiscal year in which the award was made.  Stock options vest and become exercisable one year from the date of grant.  Restricted stock awards are earned and become non-forfeitable in five equal installments beginning one year from the date of grant during periods of continued service as an employee, director or director emeritus.  Stock option and restricted stock awards fully vest upon a change-in-control.  Stock options vest upon a termination of employment due to death or disability.  At the death or disability of the Named Executive Officer, restricted stock awards vest as if the Named Executive Officer had reached the next applicable vesting event.  Recipients of restricted stock awards are entitled to receive dividends paid on the underlying Common Stock prior to vesting but have no voting rights until the award vests.

In accordance with SEC regulations, the Summary Compensation Table treats the increase in the present value of the Named Executive Officer's retirement benefit under the Salary Continuation Plan as an item of compensation. The Salary Continuation Plan provides that the Named Executive Officer will receive a fixed annual payment beginning at retirement at age 65 (age 62 in the case of Mr. Critelli) for a period of 15 years. The increase in present value is a function of the annual accrual to fully vest the Named Executive Officer at retirement age.

The Summary Compensation Table includes various miscellaneous income items under "All Other Compensation."  Under the Company's 401(k) Plan, eligible employees may annually contribute between 2% and 10% of their compensation to their accounts in the 401(k) Plan. The Company generally matches employee contributions up to 3% of salary. In 2017, the Company made an additional contribution of 6% of salary.  Since all eligible Named Executive Officers each contributed at least 3% of salary, a contribution of 9% was made to each of their accounts.  The Company pays premiums on life insurance coverage for all eligible employees including the Named Executive Officers with insurance coverage of three times base salary. Each Named Executive Officer also participates in the Wayne Bank Employee Stock Ownership Plan.  In accordance with SEC regulations, the table excludes the value of certain perquisites and personal benefits which did not exceed $10,000 in the aggregate for any Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year end.  Shares and per share amounts have been restated for the 50% stock dividend declared August 8, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (1)

Lewis J. Critelli	4,500	—	$17.93	12/31/2023	3.000 (2)	$99,000
	5,775	—	21.87	12/31/2022	2,400 (3)	79,200
	5,775	—	16.65	12/30/2021	1,125 (4)	37,125
	5,775	—	16.83	12/31/2020	1,500 (5)	49,500
	4,950	—	17.33	12/31/2019
	4,125	—	16.67	12/31/2018

William S. Lance	2,250	—	$17.93	12/31/2023	1,500 (2)	49,500
	2,475	—	21.87	12/31/2022	1,200 (3)	39,600
	2,475	—	16.65	12/30/2021	675 (4)	22,275
					600 (5)	19,800

James F. Burke	750	—	$17.93	12/31/2023	1,500 (2)	49,500
	3,000	—	19.30	10/08/2023	1,200 (3)	39,600
					675 (4)	22,275
					600 (5)	19,800

Robert J. Mancuso	1,050	—	$17.93	12/31/2023	1,500 (2)	49,500
	1,650	—	18.37	01/08/2023	1,200 (3)	39,600
					675 (4)	22,275
					600 (5)	19,800

John F. Carmody	2,250	—	$17.93	12/31/2023	1,500 (2)	49,500
	2,475	—	21.87	12/31/2022	1,200 (3)	39,600
	1,650	—	16.65	12/31/2021	675 (4)	22,275
	1,650	—	17.33	12/31/2019	600 (5)	19,800

______________
(1)	Based on fair market value of Common Stock underlying the award ($33.00 per share) as of December 31, 2017.
(2)	Award vests in five equal installments beginning on December 12, 2018.
(3)	Award vests in five equal installments beginning on December 13, 2017.
(4)	Award vests in five equal installments beginning on December 8, 2016.
(5)	Award vests in five equal installments beginning on December 9, 2015.

    Option Exercises and Stock Vested. The following table provides information regarding exercises of options and vesting of stock awards during the last fiscal year for each Named Executive Officer.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Lewis J. Critelli	4,125	$31,872	1,725	$56,262
William S. Lance	4,125	43,543	825	26,937
James F. Burke	-	-	825	26,937
Robert J. Mancuso	1,200	10,080	825	26,937
John F. Carmody	2,219	26,120	825	26,937

_________
(1)	Equals the difference between the exercise price and fair market value of the underlying common stock on the date of exercise times the number of options exercised.
(2)	Based on the fair market value of the Common Stock on the dates of vesting ($31.84 per share on December 8, 2017, $31.84 per share on December 9, 2017 and $34.07 per share on December 13, 2017).

    Pension Benefits. The following table provides information with respect to each defined benefit pension plan in which a Named Executive Officer may receive payments or other benefits at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year

Lewis J. Critelli	Salary Continuation Plan	18 years	$396,122	-
William S. Lance	Salary Continuation Plan	1 year	$ 24,414	-
James F. Burke	Salary Continuation Plan	1 year	$ 10,423	-
Robert J. Mancuso	Salary Continuation Plan	1 year	$ 21,587	-

__________
(1)	The credited years of service are based on the plan dates of 1999 in the case of Mr. Critelli and 2017 for the other Named Executive Officers.
(2)	Amount shown is present value of total payments over payout term using a 7.5% discount rate in the case of Mr. Critelli and 4.0% in the case of the other Named Executive Officers.

Effective September 1, 2017, the Bank entered into an Amended and Restated Salary Continuation Agreement with President and Chief Executive Officer, Lewis J. Critelli, and entered into Salary Continuation Agreements with Executive Vice President and Chief Financial Officer William S. Lance, Executive Vice President and Chief Operating Officer Robert J. Mancuso and Executive Vice President and Chief Lending Officer James F. Burke (each, an "Executive", and together, the "Executives").  The Salary Continuation Agreements are intended to provide benefits to the Executives upon retirement, death, or disability, or in the event of a Change in Control (as defined in the Salary Continuation Agreements). Upon a separation of service from the Bank at the Normal Retirement Age of 65 (age 62 in the case of Mr. Critelli), the Bank will be obligated to pay to the Executives the Normal Retirement Benefits specified in their respective Salary Continuation Agreements in monthly installments for a period of fifteen (15) years. The Normal Retirement Benefits for Messrs. Critelli, Lance, Mancuso and Burke are $70,923, $50,000, $30,000 and $60,000 per annum, respectively. The Normal Retirement Benefit is fixed and not dependent on pre-retirement compensation. Mr. Critelli will be entitled to an annual retirement benefit of $100,000 if he continues working until age 65 (the "Age 65 Benefit"). An Executive who continues working past the Normal Retirement Age will earn an increased benefit for each month worked up to age 67.  If an Executive has a separation from service (other than in connection with a Change in Control or a termination for cause) or becomes disabled prior to reaching Normal Retirement Age, he will be eligible for a reduced annual benefit equal to the annual retirement benefit accrued through the date of separation or disability payable in monthly installments for a period of fifteen (15) years beginning at Normal Retirement Age or the month after disability, as the case may be.

In the event of a Change in Control occurring prior to a separation from service, disability or Normal Retirement Age, the Executives will be entitled to receive an annual benefit equal to their Normal Retirement Benefit (or the Age 65 Benefit in the case of Mr. Critelli) in equal monthly installments for 15 years commencing the month following Normal Retirement Age in lieu of any other benefit under the Salary Continuation Agreement.  In the event of a Change in Control occurring after Normal Retirement Age (or after age 65 in the case of Mr. Critelli) but prior to a separation from service or disability, the Bank will pay the executive an annual benefit equal to the annual retirement benefit accrued through the date of the Change in Control for 15 years commencing the month following the Change in Control.

In the event of an Executive's death before separation from service, disability or a Change in Control, the Normal Retirement Benefit (or the Age 65 Benefit in the case of Mr. Critelli) will be paid to the Executive's beneficiary over 15 years commencing the month following the Executive's death.  If death occurs after Normal Retirement Age (or after age 65 in the case of Mr. Critelli) but prior to separation from service, disability or a Change in Control, the death benefit will be increased for each month worked up to age 67. If death occurs after retirement but prior to receipt of all payments due and owing under the Salary Continuation Agreement, payments will continue to be made in the same amounts and at the same times to the Executive's beneficiary. In the event of the Executive's death after qualifying for benefits under the Salary Continuation Agreements but before Normal Retirement Age, the Bank will pay the Executive's beneficiary the same amount and for the same period as the Bank would have been required to pay the Executive at Normal Retirement Age but payments will commence the month following the Executive's death. No Executive will be entitled to receive any benefits under the Salary Continuation Agreements in the event of termination for cause.  The Salary Continuation Agreements require the Executives to comply with certain non-competition and non-solicitation restrictions following a termination of employment (other than in connection with a Change in Control) as a condition to the continued receipt of benefits.

Potential Payments Upon Termination or Change-in-Control. The Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

Name and Plan	Voluntary Termination	Early Termination	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control Termination	Disability	Death

Lewis J. Critelli
Employment Agreement(1)	$-	$-	$-	$780,000	$-	$821,611	$-	$-
Salary Continuation Plan(2)	460,776	460,776	821,611	460,776	-	821,611	344,453	821,611
Acceleration of Unvested Restricted Stock Awards (3)	-	-	-	-	-	264,825	76,725	76,725

William S. Lance
Severance Agreement	-	-	-	-	-	350,600	-	-
Salary Continuation Plan(2)	7,431	7,431	533,905	7,431	-	533,905	5,670	533,905
Acceleration of Unvested Restricted Stock Awards (3)	-	-	-	-	-	131,175	37,125	37,125

James F. Burke
Severance Agreement	-	-	-	-	-	330,000	-	-
Salary Continuation Plan(2)	4,569	4,569	640,685	4,569	-	640,685	2,424	640,685
Acceleration of Unvested Restricted Stock Awards (3)	-	-	-	-	-	131,175	37,125	37,125

Robert J. Mancuso
Severance Agreement	-	-	-	-	-	144,000	-	-
Salary Continuation Plan(2)	6,065	6,065	320,343	6,065	-	320,343	5,019	320,343
Acceleration of Unvested Restricted Stock Awards (3)	-	-	-	-	-	131,175	37,125	37,125

John F. Carmody
Acceleration of Unvested Restricted Stock Awards (3)	-	-	-	-	-	131,175	37,125	37,125

__________
(1)
Amount shown is lump sum payment to which named executive officer would be entitled in the event of a change-in-control or the remainder of payments under the contract in the event of an involuntary not for cause termination.  Certain amounts may be eligible for tax-gross up to indemnify the NEO for any tax penalties incurred.  The amounts shown do not include this effect.

(2)	Amount shown is present value of 180 months of payments over payout term using a 7.5% discount rate in the case of Mr. Critelli and 4.0% in the case of the other Named Executive Officers.
(3)	Amount shown is equal to the fair market value of the underlying common stock ($33.00 per share) as of December 31, 2017.

Employment and Severance Agreements. Under his Employment Agreement, the Company or the Bank may terminate Mr. Critelli's employment at any time for "just cause" as defined in the Agreement without further liability. If the Company or the Bank terminated Mr.  Critelli without just cause, he would be entitled to a continuation of his salary for the remaining term of the Agreement with a minimum of one year from the date of termination as well as the continuation of other benefits. In the event of an involuntary termination without just cause or a voluntary termination with good reason occurring during the period beginning six months prior and ending one year after a change in control, Mr.  Critelli will be paid in a lump sum an amount equal to three times the five-year average of his annual compensation minus $1.00. Under the Agreement, Mr. Critelli is prohibited from competing with the Bank for one year if his employment is terminated for just cause or he resigns for a reason other than good reason.  The Company has entered into Change-in-Control Severance Agreements with William S. Lance, James F. Burke and Robert J. Mancuso, pursuant to which Messrs. Lance and Burke would be entitled to severance payments equal to two times their base salary, and Mr. Mancuso would be entitled to a severance payment equal to his base salary, in the event of an involuntary termination without Just Cause or a voluntary termination with good reason during the period beginning six months prior and ending one year after a change in control. Subsequent to December 31, 2017, Mr. Mancuso's severance benefit was increased to two times his base salary and the Company and the Bank entered into a Change-in-Control Severance Agreement with John F. Carmody pursuant to which he will be entitled to a severance payment equal to his base salary on the same terms as the other Named Executive Officers.

Salary Continuation Plan. For a description of the termination provisions in the Salary Continuation Plan, see "Pension Benefits" above.

Stock Option Plan and Equity Incentive Plan. The 2006 Stock Option Plan and 2014 Equity Incentive Plan provide that each outstanding stock option issued thereunder will become immediately vested in the event of the death or disability of the optionee or upon a change-in-control of the Company.  The 2014 Equity Incentive Plan provides that outstanding restricted stock awards will be deemed fully earned and non-forfeitable upon a change in control.  Upon the death or disability of the Executive, any unearned restricted stock awards would vest as if the Executive had reached the next applicable vesting event.  Any portion of stock awards that remain unearned would be forfeited.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the Company's directors who are not Named Executive Officers for the last completed fiscal year (2017).
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards(1)	All Other Compensation(2)	Total
William W. Davis, Jr.	$40,350	$1,640	$6,830	$53	$48,874
Dr. Andrew A. Forte	37,200	1,640	6,830	107	45,778
Susan Campfield	36,750	1,640	6,830	107	45,328
Meg L. Hungerford	20,650	1,640	6,830	-	29,121
Kevin M. Lamont	39,900	1,640	6,830	107	48,478
Ralph A. Matergia	38,100	1,640	6,830	75	46,646
Kenneth A. Phillips	37,200	1,640	6,830	75	45,746
Joseph W. Adams	38,100	1,640	6,830	107	46,678
____________
(1)
Based on the aggregate grant date for value of the award computed in accordance with FASB ASC Topic 718.  For assumptions used, see Note 11 of Notes to Consolidated Financial Statements in the 2017 Annual Report to Stockholders. The grant-date fair value of restricted stock awards was equal to the fair market value of the Common Stock underlying the award on the date of grant.  As of December 31, 2017, directors who are not Named Executive Officers had the following number of stock option awards and unvested restricted stock awards outstanding.  Share amounts have been restated for the 50% stock dividend declared August 8, 2017.

Name	Stock Option Awards	Restricted Stock Awards
William W. Davis, Jr.	1,000	950
Dr. Andrew A. Forte	5,050	950
Susan Campfield	5,875	950
Meg L. Hungerford	1,000	50
Kevin M. Lamont	1,000	950
Ralph A. Matergia	5,875	950
Kenneth A. Phillips	5,050	950
Joseph W. Adams	1,000	740

(2)	Consists of the value of life insurance premiums paid by the Company for the benefit of the director.

Directors who are not full-time employees receive a fee of $450 for each meeting of the Company's board of directors attended.  Each director of the Company is also a director of the Bank and receives fees accordingly. Lewis J. Critelli, President and Chief Executive Officer, does not receive board or committee fees for his participation thereon.  Each non-employee member of the Bank's Board of Directors receives a retainer of $2,500 per month.  In addition, fees are paid for various committee meetings as follows:  Trust Committee ($450); Audit Committee ($450); Compensation Committee ($450); and Loan Committee ($450).  For the fiscal year ended December 31, 2017, fees paid to all directors totaled approximately $288,250. The Company pays for life insurance coverage up to $50,000 for each non-employee director.

Pursuant to the 2014 Equity Incentive Plan, 525 shares of restricted stock were awarded to each outside director on December 9, 2014, 450 shares of restricted stock were awarded to each outside director on December 8, 2015, 525 shares of restricted stock were awarded to each outside director on December 13, 2016 and 50 shares of restricted stock were awarded to each outside director on December 12, 2017.  Share amounts have been restated for the 50% stock dividend declared on August 8, 2017 where applicable.  The restricted awards stock vest and become non-forfeitable in five equal installments beginning one year from the date of grant during periods of continued service as an outside director or director emeritus.  Restricted stock awards will vest immediately upon a change-in-control of the Company.  Upon the death or disability of the director, the award will be deemed earned and non-forfeitable as if the director had attained the next applicable vesting event.  Any portion of stock awards that remain unearned would be forfeited.  Directors are entitled to receive all dividends paid on shares underlying restricted stock awards but have no voting rights with respect to these shares until vested.

Under the 2006 Stock Option Plan, stock options for 867 split-adjusted shares each were awarded to non-employee directors effective upon stockholder approval of the plan for 2005 and options for 825 split-adjusted shares were awarded on December 29, 2006.  Options for 825 split-adjusted shares were awarded to each non-employee director effective as of the last business day of 2010, 2011 and 2012 and 750 split-adjusted options were awarded in 2013.  Options for 1,000 shares each were awarded to non-employee directors on December 12, 2017 under the 2014 Equity Incentive Plan.  The exercise price of these options was in each case equal to the fair market value of the underlying Common Stock on the effective date of grant. In each case, the options vest and become exercisable one year from the date of grant.

RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons unrelated to the lender, and do not include more than the normal risk of collectability or present other unfavorable features.  The Bank has adopted written policies and procedures for the approval of loans to directors and executive officers.  All loans to directors and executive officers are approved by the entire Board of Directors in advance with the director or executive officer abstaining from participating directly or indirectly in the voting.

PROPOSAL II – APPROVAL OF AMENDMENT TO THE NORWOOD FINANCIAL CORP. 2014 EQUITY INCENTIVE PLAN

The Board of Directors is seeking stockholder approval of an amendment to the Norwood Financial Corp. 2014 Equity Incentive Plan (the "Plan") to make more of the currently reserved shares available for restricted stock awards and to ease certain Plan limits on restricted stock awards to directors who are not employees of the Company ("Outside Directors"). The Plan, as previously approved by stockholders, reserves a total of 375,000 shares (after adjusting for the 50% stock dividend declared on August 8, 2017) for issuance pursuant to stock options and restricted stock awards of which 265,721 shares remain available for grant.  The Plan currently limits the number of shares of Common Stock that may be issued pursuant to restricted stock awards to 75,000 shares of which 29,000 shares remain available for future grant.  The Plan further limits the number of shares that may be issued to Outside Directors pursuant to restricted stock awards to 12,000 shares of which only 125 shares remain available.  The proposed amendment would increase the number of shares available for restricted stock awards by 20,000 shares to an aggregate of 95,000 shares of which 49,000 will still be available for grant and would increase the maximum number of shares that may be issued to Outside Directors pursuant to restricted stock awards to 32,300 of which 20,425 will be available for future grant.  The amendment would also raise the limit on aggregate restricted stock award grants to individual Outside Directors from the current limit of 2% of total shares reserved for restricted stock awards (1,500 shares) to 4.25% (4,037 shares). The amendment further provides that restricted stock awards to individual Outside Directors will not exceed 700 shares annually.  The amendment would restate share amounts for the 50% stock dividend declared August 8, 2017 but would not increase the total number of shares reserved for issuance under the Plan which would remain at the current 375,000 shares.

Since the adoption of the Plan in 2014, the Company has made regular annual grants of restricted stock to Outside Directors as part of its director compensation program.   The following table shows the total number of awards made to Outside Directors annually under the Plan since its inception.  Share amounts have been adjusted for the 50% stock dividend declared August 8, 2017, where applicable.

Fiscal Year	Restricted Stock Awards	Option Awards	Percent of Shares Outstanding
2014	4,200	--	0.08%
2015	3,600	--	0.06%
2016	3,675	--	0.06%
2017	400	8,000	0.13%

For the 2017 fiscal year, the Company reduced restricted stock awards to 50 shares per Outside Director because of the limited number of shares available for grant under the Plan and sought to deliver comparable economic value to Outside Directors through grants of options for 1,000 shares to each Outside Director.

The Board believes that the grant of equity awards is a critical component of our compensation program to attract and retain qualified and committed directors. We believe that the restricted stock awards granted to Outside Directors encourage stock ownership, and the potential these awards hold for appreciation through an increase in our stock price, provide further incentive to our directors to focus their attention on creating long-term stockholder value.  Moreover, we believe that the five-year vesting period for restricted stock awards facilitates the retention of directors. The Board of Directors has considered using alternative forms of compensation such as stock options or cash compensation, but believes that restricted stock awards best meet its compensation objectives for Outside Directors.  The proposed amendment was adopted by the Board following a review of future share needs given the projected growth of the Company and to ensure the Company's ability to retain current directors and attract future director candidates.  The Board believes that the proposed amendment will allow the Company to continue its current compensation program of making annual restricted stock awards to Outside Director for at least five years.

The proposed amendment would not increase the aggregate number of shares reserved for issuance pursuant to awards made under the Plan.  The total number of shares available for future awards under the Plan would remain at 265,721 which is equivalent to 4.25% of shares currently outstanding.

If the amendment is not approved, the Company will not be able to grant any additional restricted stock awards at customary levels to Outside Directors under the Plan and the Board may consider alternative means of compensating Outside Directors for a portion of their annual compensation such as grants of stock options under the Plan or other forms of compensation, including cash compensation.

Description of the Plan
The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.  The terms of the amendment to the Plan are highlighted in the Plan included as Appendix A. You should read the Plan in its entirety.
Purpose. The purpose of the Plan is to provide incentives and rewards to officers, employees and directors who contribute to the long-term success and growth of the Company and its affiliates, and to assist these entities in attracting and retaining directors, officers and other selected employees with the necessary experience and ability required to aid the Company in increasing the long-term value of the Company for the benefit of its stockholders.
Types of Awards. The Plan provides that the Board of Directors or a committee appointed by the Board ("Committee") may grant stock options and restricted stock awards ("Awards") to participants selected by the Committee. Awards granted under the Plan may be in the form of stock options ("Stock Options") that either qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or options that do not, or cease to, qualify as incentive stock options under the Internal Revenue Code ("non-statutory stock options" or "NSOs"), and may be in the form of stock awards comprised of shares of Company common stock subject to certain restrictions ("Restricted Stock Awards").
Eligibility for Awards. Awards may be granted under the Plan to directors, officers and employees of the Company or its affiliates. As of the Record Date, there are approximately 206 employees, including officers, and eight non-employee directors eligible to participate in the Plan.
Administration. The Plan is be administered by the Board of Directors or the Compensation Committee, appointed by the Board as members of the "Committee" pursuant to the Plan. Members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. A majority of the members of the Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.
The Committee has broad authority under the Plan with respect to Awards granted thereunder, including the authority to:
•	select the individuals to receive Awards under the Plan;
•	determine the type, number, vesting requirements, acceleration of vesting and other features and conditions of individual Awards;
•	interpret the Plan and Award Agreements (described below); and
•	make all other decisions and determinations that may be required or as the Committee deems necessary or advisable related to the operation of the Plan and Awards.
Each Award granted under the Plan is evidenced by a written "Award Agreement" that sets forth the terms and conditions of such Award in accordance with the Plan and may include additional provisions and restrictions as determined by the Committee. Decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons with respect to the Plan and Awards issued under the Plan.

Shares Available; Adjustments. As previously approved by shareholders in 2014, subject to the adjustments described below, the maximum number of shares of Common Stock that may be delivered pursuant to Awards under the Plan is 375,000 shares. The following additional share limits also apply to the Plan:
•	Of the 375,000 Plan shares, the Company may issue a maximum of 375,000 shares upon the exercise of Stock Options, reduced by the total number of shares issued as Restricted Stock Awards.
•
Of the total Plan shares, the amendment increases by 20,000 shares the maximum number of shares issuable as Restricted Stock Awards, from 75,000 shares to 95,000 in the aggregate. The amendment increases the maximum shares issuable as Restricted Stock Awards to Outside Directors from 12,000 shares to 32,300 shares.  Increases in the number of shares issued as Restricted Stock Awards will reduce the number of shares issuable under the Plan upon the exercise of Stock Options. The amendment does not increase the total number of shares issuable in accordance with the Plan.

Shares delivered in accordance with the Plan shall be either authorized but unissued shares, shares purchased in the open market or treasury shares, or partly out of each, as shall be determined by the Board. To the extent that an Award is settled in cash or a form other than shares of Common Stock, or if shares of Common Stock are withheld from an Award for tax purposes, then the shares that would have been delivered had there been no such cash or other settlement shall be counted against the shares available for issuance under the Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered will again be available for subsequent Awards under the Plan.
The Committee will proportionately adjust the Plan and Awards under the Plan in the case of recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar, unusual or extraordinary corporate transaction, at such times and to the extent necessary to preserve the benefits or potential benefits of Awards under the Plan.  In the event of such an adjustment, the Committee may make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.
General Terms of Awards
Terms of Stock Options. A Stock Option gives the recipient the right to purchase shares of Common Stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of a Stock Option may not be less than the Fair Market Value of a share of Common Stock on the date of grant, and in no event may an individual exercise a Stock Option more than ten (10) years from the date of grant. For purposes of the Plan, "Fair Market Value" means: (a) for a security traded on a national securities exchange, including the Nasdaq Global Market, the last reported sales price reported on such date or, if the Common Stock was not traded on such date, on the immediately preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported; (b) if shares of the Common Stock are not traded on a national securities exchange, but are traded on the over-the-counter market, if sales prices are not regularly reported for the shares for the trading day referred to in clause (a), and if bid and asked prices for the shares of Common Stock are regularly reported, the mean between the bid and the asked price for the shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and (c) in the absence of such markets for the shares, the Fair Market Value shall be determined in good faith by the Committee.

The Committee may impose additional conditions upon the right of an optionee to exercise any Stock Option granted hereunder which are not inconsistent with the terms of the Plan. If such Stock Option is intended to qualify as an "incentive stock option," within the meaning of Section 422 of the Internal Revenue Code, then such Awards will also comply with additional restrictions under Section 422 of the Internal Revenue Code as set forth in the Plan and applicable Award Agreements.  For example, an ISO may only be awarded to an employee of the Company or its affiliates and the exercise price of an ISO granted to an employee who owns, or is treated as owning, for purposes of Section 422 of the Internal Revenue Code, more than 10% of the of the total combined voting securities of the Company (a "10% Owner") must not be less than 110% of the Fair Market Value of a share of the Company's Common Stock on the date of grant.  Additionally, the exercise period of an ISO granted to a 10% Owner may not exceed five years from the date of grant.
Exercise of Stock Options. No shares of Common Stock may be issued upon the exercise of a Stock Option until the Company has received full payment of the exercise price, and no holder of a Stock Option (an "optionee") shall have any of the rights of a stockholder of the Company until shares of Common Stock are issued to such optionee. Payment of the exercise price may be in the form of cash, delivery of previously owned shares of Common Stock valued at their Fair Market Value on the date of exercise, or subject to such procedures as the Committee may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of such Stock Option.
Upon the exercise of a Stock Option, the Committee, in its sole and absolute discretion, may make a cash payment to the participant, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock will be equal to the difference between the Fair Market Value of the Common Stock on the date of the exercise and the exercise price per share of the Stock Option, and will be in exchange for the cancellation of such Stock Option. However, such cash payment will not be made in the event that such transaction would result in liability to the participant or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder, or subject the participant to additional tax liabilities related to such cash payments pursuant to Section 409A of the Internal Revenue Code.
Terms of Restricted Stock Awards. A Restricted Stock Award is a grant of a certain number of shares of Common Stock subject to the lapse of certain restrictions (such as continued service for a minimum period) as determined by the Committee. The Plan provides that the shares of the Company's Common Stock subject to Restricted Stock Awards will be issued not later than the time that such Award shall be deemed earned and non-forfeitable.  Each Restricted Stock Awards will be evidenced by an Award Agreement that specifies the terms of the Award, including the number of shares covered by the Award and the vesting conditions.
Participants are entitled to all dividends and other distributions declared and paid on all shares of Common Stock subject to a Restricted Stock Award from and after the date of grant of such Award. Voting rights associated with any Restricted Stock Award shall not be exercised by the participant until certificates of Common Stock representing such Award have been issued to such participant and the Restricted Stock Award is deemed earned and non-forfeitable.
Awards to Outside Directors. Pursuant to the terms of the Plan, Restricted Stock Awards may be granted to each outside director of the Company, and NSOs to purchase shares of Common Stock may be granted to each outside director of the Company at an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. Stock Options granted to outside directors that become earned and exercisable will remain exercisable for up to ten years from the date of grant, without regard to the continued services of such director to the Company. Upon the death or disability of a director or director emeritus, such Stock Options shall be deemed exercisable as if the director had attained the next applicable vesting event and will continue to be exercisable for the remaining term of such Stock Options.  In addition, upon the death or disability of a director, Restricted Stock Awards shall be deemed earned and non-forfeitable as if the director had attained the next applicable vesting event. In no event shall shares subject to Stock Options granted to outside directors in the aggregate under this Plan exceed 16% of the total number of shares authorized for delivery under the Plan as Stock Options, or provide for awards to any individual outside director in excess of 2% of the total shares authorized as Stock Options in the aggregate. The amendment increases the aggregate limit of shares authorized as Restricted Stock Awards granted to outside directors from 16% of the total number of shares authorized as Restricted Stock Awards to 34% of such shares, and increases the individual limit of Restricted Stock Awards from 2% of such shares authorized to any individual outside director to 4.25%. Further, such amendment provides that Restricted Stock Awards granted to any individual outside director will not exceed 700 shares in any calendar year.
Vesting of Awards. The Committee will determine the rate at which Awards that are granted become earned and non-forfeitable.  Subject to the terms of the applicable Award Agreement, Stock Option Awards under the Plan generally will vest at the rate of 100% on the one-year anniversary of the date of grant during periods of continued employment or service as a director, and Restricted Stock Awards will generally become earned and non-forfeitable at the rate of 20% per year over a period of five years, beginning one year from the date of grant, during periods of continued employment or service as a director; but in no case will Awards become earned more quickly than at the rate of 100% on the one-year anniversary of the date of grant of such Award, except in the event of death, disability or a Change in Control (as defined below).
Award Payouts. The Company may make payouts related to Awards in the form of Common Stock, cash or combinations of Common Stock and cash, as determined by the Committee.
Effect of Termination of Employment on Awards to Officers and Employees.  The Committee will determine the impact of a termination of service upon an Award at the time such Award is granted. Generally, a Stock Option may only be exercised while the optionee serves as an employee of the Company or within three months after termination of employment for a reason other than death or disability (but in no event after the expiration date of the Stock Option).  The Committee may determine that a longer exercise period is appropriate at the time of grant of the Stock Options based upon continuing status as a director, but only if, and to the extent that, the individual was otherwise entitled to exercise such Stock Options at the date of termination of employment or service and that such Stock Options will thereafter be considered NSOs.
Effect of Disability or Death on Awards to Officers and Employees. Generally, the Committee will determine the impact of disability or death upon an Award at the time of such Award. In the event of the disability or death of an optionee during employment, an exercisable Stock Option will continue to be exercisable for one year and two years, respectively, to the extent exercisable by the optionee immediately prior to the optionee's disability or death, but only if, and to the extent that, the optionee was entitled to exercise such Stock Option on the date of termination of employment or would have been eligible to exercise such Award had the individual continued employment through the date of the next applicable vesting event.
Acceleration of Awards. Generally, upon a Change in Control of the Company or the Bank, each Stock Option then outstanding shall become fully vested and remain exercisable for its remaining term and all Restricted Stock Awards then outstanding shall be deemed fully earned and non-forfeitable and be free of restrictions.
For the purposes of the Plan, "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company or its affiliates; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) a change in control of the Company, as otherwise defined or determined by the Company's applicable banking regulatory agency or regulations promulgated by it; or (iv) the acquisition after the effective date of the Plan, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities

Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of more than nineteen and nine-tenths percent (19.9%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.
The power of the Committee to accelerate the exercise date of Stock Options and the vesting of Restricted Stock Awards, and the immediate exercisability of Stock Options and vesting of Restricted Stock Awards in the case of a Change in Control of the Company could have an anti-takeover effect by making it more costly for a potential acquiror to obtain control of the Company due to the higher number of shares outstanding following such exercise of Options. The power of the Committee to make adjustments in connection with the Plan, including adjusting the number of shares subject to Awards and cashing out Awards prior to or after the occurrence of an extraordinary corporate action, allows the Committee to adapt the Plan to operate in changed circumstances, to adjust the Plan to fit a smaller or larger institution, and to permit the issuance of Awards to new management following such extraordinary corporate action. However, this power of the Committee also has an anti-takeover effect, by allowing the Committee to adjust the Plan in a manner to allow the present management of the Company to exercise more Stock Options and hold more shares of the Common Stock, and to possibly decrease the number of Awards available to new management of the Company.
Although the Plan may have an anti-takeover effect, the Company's Board of Directors did not adopt the Plan specifically for anti-takeover purposes. The Plan could render it more difficult to obtain support for stockholder proposals opposed by the Company's Board and management in that recipients of Awards could choose to exercise their Stock Options and thereby increase the number of shares for which they hold voting power. Also, the exercise of such Stock Options could make it easier for the Board and management to block the approval of certain transactions. In addition, the exercise of such Stock Options and vesting of Restricted Stock Awards could increase the cost of an acquisition by a potential acquiror.
Other Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an award, a participant may be required to forfeit an award, or reimburse the Company for the value of a prior award, in the event of an accounting restatement due to material non-compliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws by virtue of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement). Notwithstanding anything herein to the contrary, upon the termination of employment or service of a participant by the Company or an affiliate for "Cause" (as defined in the Plan) as determined by the Board of Directors or the Committee, all Awards held by such participant which have not yet been delivered will be forfeited by such participant as of the date of such termination of employment or service.
Compliance with Legal and Other Requirements. No shares, or payments of other benefits under any award will be issued until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate. The Plan will be interpreted, applied and administered so as to remain fully compliant with all applicable provisions of law; all requirements of any stock exchange or automated quotation system upon which the shares covered by the Plan are listed or quoted; and all other obligations of the Company. Awards are subject to the discretion of the Board.
Transfer Restrictions. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of a Stock Option in any manner, other than by will or the laws of intestate succession. The Committee may provide for the transfer or assignment of a NSO if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under applicable law. The recipient of a Restricted Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until such shares have become fully earned and non-forfeitable.
Amendment or Termination of the Plan; No Repricing of Stock Options. The Committee may amend, modify or terminate the Plan, except that no such amendment may have the effect of repricing the exercise price of Stock Options unless approved by a stockholder vote and any other material amendments to the Plan shall be subject to an approval vote by the Company's stockholders. Unless earlier terminated by the Board, the Plan will terminate at the close of business on the day preceding the tenth anniversary of the date of stockholder approval. After the termination of the Plan either upon such expiration date or its earlier termination by the Board, no additional Awards may be granted under the Plan, but previously granted Awards (and the authority of the Committee with respect to such Awards, including the authority to amend the Awards) will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.
Federal Income Tax Treatment of Awards Under the Plan.
The following discussion is intended for the information of stockholders considering how to vote on approval of the Plan, and not as tax guidance to Plan participants.  This summary is not intended to be exhaustive and, among other considerations, does not describe state or local tax consequences. Under current federal income tax laws, which are subject to change at any time, Awards under the Plan will generally have the following federal income tax consequences:
(1)	The grant of a Stock Option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.
(2)
If the participant exercises an ISO, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the Fair Market Value of the shares of Common Stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant's alternative minimum tax.

If the participant does not hold the shares of Common Stock acquired upon exercise of an ISO for at least one year after the exercise of the Stock Option and two years after the grant of the stock option, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise of the Stock Option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the Fair Market Value of the shares of Common Stock on the date of exercise of the Stock Option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the Stock Option and long-term if the participant does hold the shares for more than one year after the exercise of the Stock Option.
If the participant holds the shares of Common Stock acquired upon exercise of an ISO for one year or more after the Stock Option is exercised and two years or more after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the Stock Option and long-term if the participant does hold the shares for more than one year after the exercise of the Stock Option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3)
If the participant exercises a NSO, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the Fair Market Value on the date of exercise of the shares of Common Stock acquired pursuant to the exercise and the exercise price of the NSO. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the NSO. When the participant sells the shares acquired upon exercise of a NSO, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the Stock Option and long-term if the participant does hold the shares for more than one year after the exercise of the Stock Option.

(4)
The grant of a Restricted Stock Award will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of a Restricted Stock Award will recognize ordinary (compensation) income on the date that the shares associated with such Award are no longer subject to a substantial risk of forfeiture, in an amount equal to the Fair Market Value of the shares on that date. A holder of a Restricted Stock Award may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the Fair Market Value of the shares associated with the Award on the date of grant.  The Company will be entitled to a corresponding tax deduction equal to the amount of ordinary income recognized by the holder at the time of such income recognition. When the participant disposes of shares received, the difference between the amount received by the participant upon the disposition and the Fair Market Value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the shares received are no longer subject to a substantial risk of forfeiture, unless a Section 83(b) election is made, in which case the holding period begins upon the grant date.  The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of a Restricted Stock Award also will recognize ordinary income equal to any dividend when such payments are received, even if the Award remains subject to a substantial risk of forfeiture.

(5)
In accordance with Section 162(m) of the Internal Revenue Code, the Company's tax deductions for compensation paid to the most highly paid executive's named in the Company's Proxy Statement may be limited to no more than $1 million per year, excluding certain "performance-based" compensation awards made prior to November 3, 2017.  The Company intends for the award of Stock Options under the Plan made prior to November 3, 2017 to comply with the requirement for an exception to Section 162(m) of the Internal Revenue Code applicable to stock option plans so that the amount of the Company's deduction for compensation related to the exercise of Stock Options would not be limited by Section 162(m) of the Internal Revenue Code.  Please note, however, that Restricted Stock Awards under the Plan are not intended to qualify as "performance-based" compensation, and therefore the deductibility of Restricted Stock Awards could be limited if the $1 million per year limit is exceeded.

Benefits to Named Executive Officers and Others
Shareholder approval of the amendment to the Plan will permit the Committee to approve additional Restricted Stock Awards to the outside directors so that it may continue its recent practice of annually awarding shares of Restricted Stock to each Outside Director as part of each Outside Director's annual compensation.  The Committee has not determined that it will make such Awards in the future or if the number of shares that may be awarded in the future would be at the same level, or be more or less than past awards.  Such amendment does provide that Restricted Stock Awards granted to any individual Outside Director will not exceed 700 shares in any calendar year. If such amendment is not approved by the Company's stockholders, then the pool of shares eligible for annual stock awards to Outside Directors will have been depleted and such compensation practice will not continue. If such amendment is not approved by the Company's stockholders, the Board or the Compensation Committee may determine to increase other forms of remuneration to the Outside Directors.  The amendment does not increase the total number of shares of Common Stock issuable in accordance with the Plan.
Stockholder Approval
Stockholder approval of the amendment to the Plan is being requested as a condition to such amendment being effective. Stockholder approval is required in accordance with the listing requirements of the Nasdaq Global Market. Stockholder approval is also required for Restricted Stock Awards to Outside Directors to qualify for certain exemptive treatment from the short-swing profit recapture provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. Stockholder approval of the amendment will be deemed a ratification of awards previously made.  If the requisite approval vote is not received, the Plan will continue in operation in its unamended form.
In voting on the approval of the amendment to the Plan, you may vote for the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of the majority of the votes cast at the Annual Meeting. Voting abstentions and broker non-votes will have no effect on the voting on the Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE NORWOOD FINANCIAL CORP. 2014 EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
	Number of Securities to be issued upon exercise of outstanding options, warrants and rights*	Weighted-average exercise price of outstanding options, warrants and rights*	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))*
Equity compensation plans approved by security holders
2006 Stock Option Plan	144,109	$17.72	—
2014 Equity Incentive Plan	68,616	27.14	259,635
Equity compensation plans not approved by security holders	—	—	—

TOTAL	212,725	$20.76	259,635
*Share and per share data adjusted for 50% stock dividend declared on August 8, 2017

PROPOSAL III - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

S.R. Snodgrass, P.C. was the Company's independent auditors for the 2017 fiscal year. The Board of Directors has appointed S.R. Snodgrass, P.C. to be its independent auditors for the fiscal year ending December 31, 2018, subject to ratification by the Company's stockholders. The engagement of S.R. Snodgrass, P.C. was approved in advance by the Audit Committee. A representative of S.R. Snodgrass, P.C. is expected to be available at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if the representative so desires.

Audit Fees. The aggregate fees billed by the Company's principal accountant for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10‑Q for the fiscal years ended December 31, 2017 and 2016 were $188,348 and $210,186, respectively.
Audit Related Fees.  The aggregate fees billed by the Company's principal accountant for assurance and related services related to the performance of the employee benefit plan audit for the years ended December 31, 2017 and 2016 were $18,009 and $19,433, respectively.
Tax Fees. The aggregate fees billed by the Company's principal accountant for professional services rendered for preparation of state and federal tax returns and other tax matters for the years ended December 31, 2017 and 2016 were $24,540 and $25,000, respectively.
All Other Fees. The aggregate fees billed by the Company's principal accountant for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit‑Related Fees," and "Tax Fees" for the years ended December 31, 2017 and 2016 were $0.
The Audit Committee has not adopted any pre-approval policies and procedures for audit and non-audit services to be performed by the independent auditors. Such services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.
Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of S.R. Snodgrass, P.C. as the Company's independent auditors for the 2018 fiscal year.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended December 31, 2017, the Audit Committee:  (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the Company's independent auditor, S.R. Snodgrass, P.C., all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from S.R. Snodgrass, P.C. as required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, P.C.'s communications with the Audit Committee concerning independence and has discussed with S.R. Snodgrass, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee:
Dr. Andrew A. Forte – Chairman
Susan Campfield
Dr. Kenneth A. Phillips
Ralph A. Matergia
Meg L. Hungerford

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations thereunder, we are providing the following information about the relationship of the annual total compensation of our CEO and the median annual total compensation of our employees other than the CEO.  In accordance with SEC regulations, we have used reasonable estimates in the methodology used to identify the median employee and in calculating the total annual compensation and elements of total annual compensation of the median employee.

As required by SEC regulations, we have identified a median employee as of a date within the last three months of the fiscal year (November 24, 2017) using a consistently applied compensation measure (consisting of salary and wages of all employees as reflected in our payroll records as reported to the IRS on Form W-2 for 2017) and calculated the median employee's annual total compensation using the same criteria used to calculate the CEO's annual total compensation for purposes of the Summary Compensation Table.  Based on the foregoing, for the fiscal year ended December 31, 2017:

•	The annual total compensation of the median of all employees other than our CEO was $33,325; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table (included elsewhere in this Proxy Statement), was $573,469.

Accordingly, the ratio of the annual total compensation of our CEO to the annual total compensation of the median of all employees other than the CEO was 17 to 1.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish us with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2017 fiscal year.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 2019, stockholder proposals must be submitted to the Secretary at the Company's office, 717 Main Street, Honesdale, Pennsylvania 18431, on or before November 23, 2018. Under the Articles of Incorporation, in order to be considered for possible action by stockholders at the 2019 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company's proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 24, 2019.

OTHER MATTERS

The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. If any other matters, not now known, properly come before the Annual Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

MISCELLANEOUS

The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses that they incur in forwarding proxy materials to the beneficial owners of Common Stock. In addition to soliciting proxies by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company's 2017 Annual Report to Stockholders accompanies this proxy statement. Except to the extent specifically incorporated by reference, the Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference herein. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 will be furnished without charge to stockholders as of the Record Date, upon written request to William S. Lance, Secretary, Norwood Financial Corp., 717 Main Street, Honesdale, Pennsylvania 18431.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ William S. Lance
William S. Lance Secretary
Honesdale, Pennsylvania
March 23, 2018

APPENDIX A

NORWOOD FINANCIAL CORP.
2014 EQUITY INCENTIVE PLAN
AS AMENDED

1. PURPOSE OF PLAN.

The purpose of this 2014 Equity Incentive Plan is to provide incentives and rewards to officers, employees and directors who contribute to the long-term success and growth of Norwood Financial Corp. and its Affiliates, and to assist these entities in attracting and retaining directors, officers and other selected employees with the necessary experience and ability required to aid the Company in increasing the long-term value of the Company for the benefit of its shareholders.

2. DEFINITIONS.

"Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively. The term Affiliate shall include the Bank.

"Award" means any Restricted Stock Award and/or Stock Option, as set forth in Section 6 of the Plan.

"Bank" means Wayne Bank, Honesdale, Pennsylvania, and any successors thereto.

"Beneficiary" means the person or persons designated by the Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing by the Participant and addressed to the Company or the Committee on forms provided for this purpose by the Committee, and delivered to the Company or the Committee. Such Beneficiary designation may be changed from time to time by similar written notice to the Committee. A Participant's last will and testament or any codicil thereto shall not constitute a subsequent written designation of a Beneficiary. In the absence of such written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, the Participant's estate.

"Board of Directors" means the board of directors of the Company.

"Cause" means the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profits, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations and similar offenses), or a material violation of a final cease-and-desist order or any other action which results in a substantial financial loss to the Company or its Affiliates.

"Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company or its Affiliates; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) a change in control of the Company, as otherwise defined or determined by the Company's applicable banking regulatory agency or regulations promulgated by it; or (iv) the acquisition after the effective date of the Plan, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than nineteen and nine-tenths percent (19.9%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Board of Directors of the Company or the administrative committee designated, pursuant to Section 3 of the Plan, to administer the Plan.

"Common Stock" or "Shares" means shares of common stock of the Company.

"Company" means Norwood Financial Corp. and any successor entity or any future parent corporation of the Bank.

"Director" means a person serving as a member of the Board of Directors of the Company, or the board of directors of an Affiliate, or any successor thereto from time to time.

"Director Emeritus" means a person serving as a director emeritus, advisory director, consulting director or other similar position as may be appointed by the Board of Directors of the Company or the Bank from time to time.

"Disability" means (i) with respect to Incentive Stock Options, the "permanent and total disability" of the Employee as such term is defined at Section 22(e)(3) of the Code; and (ii) with respect to other Awards, a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

"Effective Date" shall mean the date of stockholder approval of the Plan by the stockholders of the Company.

"Eligible Participant" means an Employee or Outside Director who may receive an Award under the Plan.

"Employee" means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

"Fair Market Value" means (i) for a security traded on a national securities exchange, including the NASDAQ Global Market, the last reported sales price reported on such date or, if the Common Stock was not traded on such date, on the immediately preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported; (ii) if the Shares are not traded on a national securities exchange, but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (i), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and (iii) in the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

"Grant Date" means the date an Award is made by the Committee.

"Incentive Stock Option" means a Stock Option granted under the Plan, which is intended to meet the requirements of Section 422 of the Code.

"Non-Statutory Stock Option" means a Stock Option granted to an individual under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

"Option" or "Stock Option" means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

"Outside Director" means a member of the Board of Directors of the Company who is not also an Employee.

"Parent" means any present or future corporation which would be a "parent corporation" of the Bank or the Company as defined in Sections 424(e) and (g) of the Code.

"Participant" means an individual who is granted an Award pursuant to the terms of the Plan; provided, however, upon the death of a Participant, the term "Participant" shall also refer to a Beneficiary designated in accordance with the Plan.

"Plan" means this Norwood Financial Corp. 2014 Equity Incentive Plan, as amended.

"Restricted Stock Award" means an Award of shares of restricted stock granted to a Participant pursuant to Section 6.1(b) of the Plan.

"Trust" shall mean any grantor trust established by the Company for purposes of administration of the Plan.

"Trustee" or "Trustee Committee" means that person(s) or entity appointed by the Committee to hold legal title to the Plan assets under any Trust for the purposes set forth herein.

3. ADMINISTRATION.

(a)
Committee. The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors. A member of the Board of Directors shall be deemed to be disinterested only if he or she satisfies:  (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) of the Exchange Act and (ii) to the extent deemed appropriate by the Board of Directors, such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; provided, however, a failure to comply with the requirements of subparagraphs (i) and (ii) shall not disqualify any actions taken by the Committee. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(b)	Authority of Committee. Subject to paragraph (a) of this Section 3, the Committee shall:

(i)	select the individuals who are to receive Awards under the Plan;
(ii)	determine the type, number, vesting requirements, acceleration of vesting and other features and conditions of Awards made under the Plan;
(iii)	interpret the Plan and Award Agreements (as defined below); and
(iv)	make all other decisions and determinations that may be required or as the Committee deems necessary or advisable related to the operation of the Plan and Awards made thereunder.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

(c)
Awards. Each Award granted under the Plan shall be evidenced by a written agreement (an "Award Agreement"). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i)	the type of Award granted;
(ii)	the Exercise Price for any Option;
(iii)	the number of shares or rights subject to the Award;
(iv)	the expiration date of the Award;
(v)	the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and
(vi)	the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairman of the Committee, the President of the Company and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the Participants granted Awards under the Plan.

(d)
Six-Month Holding Period. Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Company, a minimum of six months must elapse between the Grant Date of an Option and the date of the sale of the Common Stock received through the exercise of such Option.

4. ELIGIBILITY.

Subject to the terms of the Plan, Employees and Outside Directors, as the Committee shall determine from time to time, shall be eligible to receive Awards in accordance with the Plan.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS.

5.1 Shares Available. Subject to the provisions of Section 8, the Common Stock that may be delivered under this Plan shall be shares of the Company's authorized but unissued Common Stock, shares of Common Stock purchased in the open-market by the Company or any Trust established for purposes of administration of the Plan and any shares of Common Stock held as treasury shares.

5.2   Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the "Share Limit") equals   ~~250~~   375,0001 shares. The following limits also apply with respect to Awards granted under this Plan:

(a)
The maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Stock Options granted under this Plan is ~~250,000~~ 375,000[1] shares, reduced by the number of Plan shares issued as Restricted Stock Awards.

(b)	The maximum number of shares of Common Stock that may be delivered pursuant to Restricted Stock Awards granted under this Plan is ~~50,000~~ 95,000[1] shares.

5.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, or if shares of Common Stock are withheld from an Award for tax purposes, then the shares that would have been delivered had there been no such cash or other settlement shall be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan.

5.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlement of Awards under this Plan. No fewer than 100 shares may be purchased on exercise of any Stock Option unless the total number purchased or exercised is the total number at the time available for purchase or exercise by the Participant.

6. AWARDS.

6.1 Except as otherwise detailed herein, the Committee shall determine the type or types of Award(s) to be made to each Eligible Participant. Awards may be granted singularly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of Awards that may be granted under this Plan are Stock Options and Restricted Stock Awards, as follows:

(a)	Stock Options.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to Employees and Outside Directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i)	Exercise Price. The Exercise Price of Stock Options shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date.

(ii)	Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the Grant Date.

1 Reflects 50% stock dividend declared August, 8, 2017.

(iii)
Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6.1(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1)	to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2)
for no consideration to:  (a) any member of the individual's Immediate Family; (b) a trust solely for the benefit of members of the individual's Immediate Family; (c) any partnership whose only partners are members of the individual's Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual's Immediate Family.

For purposes of this Section 6.1, "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6.1 shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.

(iv)	Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options:

(1)
If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a "10% Owner"), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date.

(2)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the Grant Date.

(3)
To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Company or an Affiliate, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Grant Date for each Incentive Stock Option.

(4)
Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(5)	Incentive Stock Options may only be awarded to an Employee of the Company or its Affiliates.

(v)
Option Awards to Outside Directors. Subject to the limitations of Section 6.4(a), the Committee may award Non-Statutory Stock Options to purchase shares of Common Stock to any Outside Director of the Company at an Exercise Price equal to the Fair Market Value of the Common Stock on such Grant Date. Such Options will be first exercisable as determined by the Committee at the time of such grant, but in no case more quickly than at the rate of 100% on the one-year anniversary of the Grant Date of such Award during periods of continuing service as an Outside Director or Director Emeritus. Options awarded to Outside Directors that become earned and exercisable shall continue to be exercisable for a period of ten years following the Grant Date without regard to the continued services of such Outside Director to the Company. Upon the death or Disability of the Outside Director, such Option shall be deemed exercisable as if the Outside Director had attained the next applicable vesting event and shall continue to be exercisable for the remaining term of such Option. In the event of the Outside Director's death, such Options may be exercised by the Beneficiary or the personal representative of his or her estate or person or persons to whom his or her rights under such Option shall have passed by will or by the laws of descent and distribution. Options may be granted to newly appointed or elected Outside Directors within the sole discretion of the Committee. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Bank or the Company. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to Outside Directors hereunder shall be subject to all other provisions of this Plan.

(b)	Restricted Stock Awards.

The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an Eligible Participant upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i)	Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii)	Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1)
The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this Section 6.1(b), the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

(2)
Unless otherwise determined by the Committee, and except in the event of the Participant's death or pursuant to a qualified domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the individual to whom it is granted during his or her lifetime. Upon the death of a Participant, a Restricted Stock Award shall be transferred to the Beneficiary. The designation of a Beneficiary shall not constitute a transfer.

(3)
If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the Grant Date.

(iii)
Issuance of Certificates. The Committee shall take such action as is reasonably necessary for the issuance of shares of Common Stock to be issued pursuant to a Restricted Stock Award prior to the time that such Award shall be deemed earned and non-forfeitable, with such stock certificate evidencing such shares registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Company may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Further, each such stock certificate shall bear the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE NORWOOD FINANCIAL CORP. 2014 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND NORWOOD FINANCIAL CORP. THE PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE CORPORATE SECRETARY OF NORWOOD FINANCIAL CORP.

This legend shall not be removed until the Award becomes earned and non-forfeitable pursuant to the terms of the Plan and respective Award Agreement. Each certificate issued pursuant to this Section 6.1(b) shall be held by the Company or its Affiliates as custodian, unless the Committee determines otherwise.

(iv)	Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on all shares of Common Stock subject to a

Restricted Stock Award from and after the Grant Date of such Restricted Stock Award. Such dividends and other distributions shall be distributed to the holder of such Restricted Stock Award within 30 days of the payment date applicable to such distributions declared and paid with respect to the Common Stock; provided that in the event of the forfeiture of such Restricted Stock Award, all future dividend rights shall cease.

(v)
Voting Rights Associated with Restricted Stock Awards. Voting rights associated with any Restricted Stock Award shall not be exercised by the Participant until certificates of Common Stock representing such Award have been issued to such Participant and the Restricted Stock Award shall be deemed earned and non-forfeitable. Any shares of Common Stock held by the Company or the Trust prior to such time shall be voted by the Company or the Trustee of such Trust, as applicable, as directed by the Committee. Any shares of Common Stock held by the Company after a Restricted Stock Award has been made, but prior to such time that such award has become earned and non-forfeitable, shall be voted by the Committee in accordance with the stock power held by the Company applicable to such Awards.

(vi)
Restricted Stock Awards to Outside Directors. Notwithstanding anything herein to the contrary, the Committee may grant a Restricted Stock Award consisting of shares of Common Stock to any Outside Director of the Company. Such Award shall be earned and non-forfeitable as determined by the Committee at the time of grant, but in no case more quickly than at the rate of 100% on the one-year anniversary of the Grant Date of such Award during periods of continuing service as an Outside Director or Director Emeritus.  Upon the death or Disability of the Outside Director, such Award shall be deemed earned and non-forfeitable as if the Outside Director had attained the next applicable vesting event. Such Award shall be immediately 100% earned and non-forfeitable upon a Change in Control of the Company or the Bank. Restricted Stock Awards may be granted to newly elected or appointed Outside Directors within the discretion of the Committee, provided that the total Restricted Stock Awards granted to Outside Directors shall not exceed the limitations set forth at Section 6.4(b) herein.

6.2 Award Payouts. Awards may be paid out in the form of cash, Common Stock, or combinations thereof as the Committee shall determine in its sole discretion, and with such restrictions as it may impose.

6.3 Consideration for Stock Options. The Exercise Price for any Stock Option granted under this Plan may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

(a)	cash, check payable to the order of the Company, or electronic funds transfer;

(b)	the delivery of previously owned shares of Common Stock; or

(c)
subject to such procedures as the Committee may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of such Stock Option.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Option by delivering shares of Common Stock previously owned by such Participant, any such shares delivered which were initially acquired by the Participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the Participant for at least six months prior to such date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the Exercise Price and any related withholding obligations under Section 9.5 have been satisfied, or until any other conditions applicable to exercise or purchase have been satisfied. No shares of Common Stock shall be issued until full payment has been received by the Company, and no Participant shall have any of the rights of a stockholder of the Company until shares of Common Stock are issued upon the exercise of such Stock Options. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time within its sole discretion eliminate or limit a Participant's ability to pay the purchase or Exercise Price of any Award by any method other than a cash payment to the Company.

6.4	Limitations on Awards.

(a)
Stock Option Award Limitations. During the ten-year period following the Effective Date (and in any single calendar year), Shares subject to Options granted to Outside Directors in the aggregate under this Plan shall not exceed 16% of the total number of Shares authorized for delivery under this Plan pursuant to Section 5.2(a) with respect to Stock Options or exceed 2% of such Shares to any individual Outside Director. During the ten-year period following the Effective Date (and in any single calendar year), the aggregate number of Shares subject to Options granted to any single Employee shall not exceed 25% of the total number of Shares authorized for delivery under the Plan pursuant to Section 5.2(a) herein.

(b)
Restricted Stock Award Limitations. During the ten-year period following the Effective Date (and in any single calendar year), Shares subject to Restricted Stock Awards granted to Outside Directors in the aggregate under this Plan shall not exceed ~~16~~ 34% of the total number of Shares authorized for delivery under this Plan pursuant to Section 5.2(b) with respect to Restricted Stock Awards or exceed ~~2~~ 4.25% to any individual Outside Director. Further, Restricted Stock Awards granted to any individual Outside Director will not exceed 700 shares in any calendar year. During the ten-year period following the Effective Date (and in any single calendar year), the aggregate number of Shares subject to Restricted Stock Awards granted to any single Employee shall not exceed 25% of the total number of Shares authorized for delivery under the Plan pursuant to Section 5.2(b) herein.

(c)
Vesting of Awards. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of an Award, Stock Options will be first exercisable at the rate of 100% of such Award on the one-year anniversary of the Grant Date during such periods of continued service as an Employee, Outside Director or Director Emeritus, as applicable, and Restricted Stock Awards will be earned and non-forfeitable at the rate of 20% of such Award on the one-year anniversary of the Grant Date and 20% annually thereafter during such periods of continued service as an Employee, Outside Director or Director Emeritus, as applicable. Notwithstanding the foregoing, Awards will not be earned and non-forfeitable more quickly than at the rate of 100% of such award on the one-year anniversary of the Grant Date of such Award, except in the event of the death or Disability of the Participant or a Change in Control transaction occurring after the Grant Date of such Award.

7. EFFECT OF TERMINATION OF SERVICE ON AWARDS.

7.1 General. The Committee shall establish the effect of a termination of employment or service, death or Disability on the continuation of rights and benefits available under an Award, and, in so doing, may make distinctions based upon, among other things, the recipient of such Award, the cause of termination and the type of the Award. Notwithstanding the foregoing, the terms of Awards shall be consistent with the following, as applicable:

(a)
Termination of Employment or Service. In the event that any Employee Participant's employment with the Company or an Affiliate shall terminate for any reason, other than Disability or death, all of any such Participant's Stock Options, and all of any such Participant's rights to purchase or receive shares of Common Stock pursuant thereto, shall automatically terminate (A) on the earlier of:  (i) the respective expiration dates of any such Stock Options, or (ii) the expiration of three (3) months after the date of such termination of employment; or (B) at such later date as is determined by the Committee at the time of the grant of such Award based upon the Participant's continuing status as a Director or Director Emeritus of the Bank or the Company, but only if, and to the extent that, the Participant was otherwise entitled to exercise any such Stock Options at the date of such termination of employment or service, and further that such Stock Options shall thereafter be deemed Non-Statutory Stock Options.

(b)
Disability. In the event that any Employee Participant's employment with the Company shall terminate as the result of the Disability of such Participant, such Participant may exercise any Stock Options previously granted to the Participant pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Stock Options, or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such Stock Options at the date of such termination of employment or would have been eligible to exercise such Award had they continued employment through the date of the next applicable vesting event.

(c)
Death. In the event of the death of an Employee Participant, any Stock Options previously granted to such Participant may be exercised by the Participant's Beneficiary or the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Stock Options, or (ii) the date which is two (2) years after the date of death of such Participant, but only if, and to the extent that, the Participant was entitled to exercise any such Stock Options at the date of death or would have been eligible to exercise such Award had they continued employment through the date of the next applicable vesting event. At the discretion of the Committee, upon exercise of such Options, the Beneficiary may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of shares of Common Stock, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

7.2 Events Not Deemed Terminations of Employment or Service. Unless the Company's policy or the Committee provides otherwise, the employment or service relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days, or (d) in the case of transfers between payroll locations or between the Company, an Affiliate or a successor. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3 Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with the Company or another Affiliate after giving effect to the Affiliate's change in status.

8.	ADJUSTMENTS IN CAPITAL STRUCTURE; ACCELERATION UPON A CHANGE IN CONTROL.

8.1 Adjustments in Capital Structure. Upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Company in its entirety; then the Committee shall proportionately adjust the Plan and the Awards thereunder in such manner, to such extent and at such times, as is necessary to preserve the benefits or potential benefits of such Awards, including:

(a)
proportionately adjust any or all of: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific Share Limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards; (3) the grant, purchase, or Exercise Price of any or all outstanding Awards; (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards; or (5) the performance standards applicable to any outstanding Awards; or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.

8.2 The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of such event over the Exercise Price or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

8.3 Upon any of the events set forth in Section 8.1, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Company generally. In the case of any stock dividend, stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 8.1(a) above shall nevertheless be made.

8.4 Automatic Acceleration of Awards. Unless otherwise determined by the Committee at the time of the Award, upon a Change in Control of the Company or the Bank, each Stock Option then outstanding shall become fully earned and exercisable and remain exercisable for its remaining term and all Restricted Stock Awards then outstanding shall be deemed fully earned and non-forfeitable and be free of restrictions.  The Committee may, in its sole discretion, determine that in the event of a Change in Control each outstanding Stock Option shall be cancelled in exchange for a cash payment equal to the difference between the Fair Market Value of the Common Stock on the date of the Option cancellation and the Exercise Price per share of the Option, in accordance with Section 9.7(i) herein.

8.5 Acceleration of Vesting. The Committee shall at all times have the power to accelerate the exercise date of Options and the date that Restricted Stock Awards shall be earned and non-forfeitable with respect to previously granted Awards; provided that such action is not contrary to regulations of the Company's applicable banking regulatory agency then in effect.

9. MISCELLANEOUS PROVISIONS.

9.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

9.2 Claims. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights to the contrary (set forth in a document other than this Plan).

9.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an Employee's status as an employee-at-will, nor interfere in any way with the right of the Company to change a Participant's compensation or other benefits, or terminate his or her employment or other service, with or without cause. Nothing in this Section 9.3, however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

9.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. Notwithstanding the foregoing, the Company may establish a Trust in accordance with Section 10 with respect to Awards made in accordance with Section 6.1(b) herein. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

9.5 Tax Matters; Tax Withholding.

(a)	Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company shall have the right, within its sole discretion, to:

(i)
require the Participant (or the Participant's personal representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award or payment;

(ii)
deduct from any amount otherwise payable in cash to the Participant (or the Participant's personal representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment; or

(iii)
in any case where tax withholding is required in connection with the delivery of shares of Common Stock under this Plan, pursuant to such rules and subject to such conditions as the Committee may establish, reduce the number of shares to be delivered to the Participant by the appropriate number of shares, valued in a consistent manner at their Fair Market Value as necessary to satisfy the minimum applicable withholding obligation. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

(b)
Required Notification of Section 83(b) Election. In the event a Participant makes an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(c)
Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

9.6	Effective Date; Termination and Suspension; Approval; Amendments.

(a)
Effective Date and Termination. This Plan is effective upon the later of approval of the Plan by the Board of Directors of the Company or the vote of approval by the stockholders of the Company ("Approval Date"). Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day preceding the tenth anniversary of the Approval Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b)
Board of Directors Authorization. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no such amendment may have the effect of repricing the Exercise Price of Options, except if such action is approved by a vote of stockholders. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(c)
Stockholder Approval. Stockholder approval of such Plan shall be determined by an affirmative vote of a majority of the votes cast on the matter at a meeting of stockholders of the Company within one year of the date of adoption of the Plan by the Board of Directors of the Company.  Any material amendment to the Plan deemed to require an approval vote of stockholders shall be approved by an affirmative vote of a majority of the votes cast on the matter at a meeting of stockholders of the Company.

(d)
Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 9.6. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 9.6 or Section 9.11 herein with respect to any Award granted under this Plan without further consideration, consent or action.

9.7	Governing Law; Compliance with Regulations; Construction; Severability.

(a)
Construction. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by Federal law.

(b)
Forfeiture of Awards in Certain Circumstances. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

(c)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(d)
Section 16 of Exchange Act. It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for consequences of Awards or events affecting Awards if an Award or event does not so qualify.

(e)
Compliance with Federal Securities Law. Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed.

(f)
Necessary Approvals. The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

(g)
Representations and Warranties of Participants. As a condition to the exercise of any Option or the delivery of shares in accordance with an Award, the Company may require the person exercising the Option or receiving delivery of the shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(h)
Termination for Cause. Notwithstanding anything herein to the contrary, upon the termination of employment or service of a Participant by the Company or an Affiliate for "Cause" as determined by the Board of Directors or the Committee, all Awards held by such Participant which have not yet been delivered shall be forfeited by such Participant as of the date of such termination of employment or service.

(i)
Cash Payment in Lieu of Delivery of Shares. Upon the exercise of an Option, the Committee, in its sole and absolute discretion, may make a cash payment to the Participant, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the Exercise Price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Participant or the Company under Section 16(b) of the Exchange Act and regulations promulgated thereunder, or subject the Participant to additional tax liabilities related to such cash payments pursuant to Section 409A of the Code.

9.8 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

9.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to Common Stock, under any other plan or authority.

9.10 Limitation on Liability. No Director, member of the Committee or the Trustee shall be liable for any determination made in good faith with respect to the Plan, the Trust or any Awards granted. If a Director, member of the Committee or the Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by any reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

9.11 Section 409A Compliance. To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A of the Code) to a Participant who is then considered a "specified employee" (within the meaning of Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant's separation from service, or (ii) the Participant's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code. Further, the settlement of any such 409A Award may not be accelerated except to the extent permitted by Section 409A of the Code. To the extent that an Award is deemed to constitute a 409A Award, and for which payment with respect to the Award or acceleration of such Award being deemed earned and exercisable or non-forfeitable is determined solely by reference to whether a Change in Control has occurred, the term "Change in Control" means (for purposes of determining whether a payment is due or acceleration exists) the first to occur of a "change in the ownership of the Company," a "change in the effective control of the Company" or a "change in the ownership of a substantial portion of the Company's assets," as those phrases are determined under Section 409A of the Code and the regulations promulgated thereunder, as in effect at the time of such Change in Control transaction.

9.12 Successors.  Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

10. TRUST.

10.1 Activities of Trustee. The Trustee(s) shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.

10.2 Management of Trust. It is the intention of this Plan that the Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to unearned and unawarded Restricted Stock Awards, in Common Stock to the fullest extent practicable, except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

(a)
To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common

Stock from the Company or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

(b)
To invest any Trust assets not otherwise invested in accordance with (a) above in such deposit accounts, and certificates of deposit (including those issued by the Bank), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.

(c)	To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

(d)
To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

(e)	To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust.

(f)	To employ brokers, agents, custodians, consultants and accountants.

(g)	To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.

(h)
To hold funds and securities representing the amounts to be distributed to a Participant or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets.

(i)
As may be directed by the Committee or the Board of Directors from time to time, the Trustee shall pay to the Company any earnings of the Trust attributable to unawarded or forfeited Restricted Stock Awards.

Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of a court for the exercise of any power herein contained, or to maintain bond.

10.3 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

10.4 Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Participants or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to Restricted Stock Awards shall be allocated to accounts for Participants, except to the extent that such cash dividends are distributed to Participants, if such shares are the subject of outstanding Restricted Stock Awards, or, otherwise held by the Trust or returned to the Company.

10.5 Expenses. All costs and expenses incurred in the operation and administration of this Plan, including those incurred by the Trustee, shall be paid by the Company or, if not so paid, then paid from the cash assets of the Trust.

10.6 Indemnification. Subject to the requirements and limitations of applicable laws and regulations, the Company shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee's powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.

10.7 Term of Trust. The Trust, if established, shall remain in effect until the earlier of (i) termination by the Committee, (ii) the distribution of all assets of the Trust, or (iii) 21 years from the Effective Date. Termination of the Trust shall not affect any Restricted Stock Awards previously granted, and such Restricted Stock Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

10.8 Tax Status of Trust. It is intended that the Trust established hereby shall be treated as a grantor trust of the Company under the provisions of Section 671 et seq. of the Code.

Norwood FINANCIAL CORP

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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Norwood Financial Corp
This Proxy is solicited by the Board of Directors.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2018.

Vote by Internet

- Go to **www.investorvote.com/NWFL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Lewis J. Critelli	☐	☐
02 - William W. Davis, Jr.	☐	☐
03 - Meg. L. Hungerford	☐	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT
1UPX 3674571

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02S5GB

2018 Annual Meeting Materials

2018 Annual Meeting of
Norwood Financial Corp Shareholders
to be held on
Tuesday, April 24, 2018, 11:00 a.m. Local Time
at
Wayne Bank
717 Main Street
Honesdale, Pennsylvania 18431

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Norwood FINANCIAL CORP

Proxy — Norwood Financial Corp

Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2018
Wayne Bank, 717 Main Street, Honesdale, PA 18431

The undersigned hereby appoints the official proxy committee of the Board of Directors of Norwood Financial Corp (the "Company") with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the administrative office of Wayne Bank, 717 Main Street, Honesdale, Pennsylvania 18431, on Tuesday, April 24, 2018, at 11:00 a.m. local time and at any and all adjournments thereof, as indicated on the reverse side of this proxy.

For ESOP participants: This card hereby instructs the Trustees of the Wayne Bank Employee Stock Ownership Plan ("ESOP") to vote all shares of common stock allocated to the account of the undersigned in the ESOP as indicated on the reverse side at the Meeting. The deadline for ESOP participants to submit this voting instruction form by mail is April 13, 2018.

THIS SIGNED PROXY CARD WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. FOR ESOP PARTICIPANTS, IF YOU RETURN THIS FORM PROPERLY SIGNED, BUT YOU DO NOT OTHERWISE SPECIFY, OR IF YOU DO NOT RETURN THIS FORM, YOUR SHARES WILL BE VOTED BY THE TRUSTEES IN A MANNER PROPORTIONATE TO THE VOTING DIRECTIONS OF THE ALLOCATED SHARES TIMELY RECEIVED FROM THE ESOP PARTICIPANTS, SUBJECT TO THE FIDUCIARY DUTY OF THE TRUSTEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy, of Notice of the Meeting, a proxy statement dated March 23, 2018 and a 2017 Annual Report to Stockholders.

(Items to be voted on appear on reverse side.)